                                                                  EXHIBIT 10(u)


                           LOAN AND SECURITY AGREEMENT

                                  by and among

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                            CENTRAL SPRINKLER COMPANY
                          CENTRAL CASTINGS CORPORATION
                            CENTRAL CPVC CORPORATION
                                  as Borrowers

                                       and

                          CENTRAL SPRINKLER CORPORATION
                      CENTRAL SPRINKLER EXPORT CORPORATION
                                  as Guarantors



                            Dated: September 18, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION  1.       DEFINITIONS.....................................................................................1

SECTION  2.       CREDIT FACILITIES
         2.1      Revolving Loans................................................................................20
         2.2      Letter of Credit Accommodations; Supplemental Letter
                     of Credit Accommodations....................................................................22
         2.3      Term Loan......................................................................................27
         2.4      Equipment Purchase Term Loans..................................................................27
         2.5      Availability Reserves..........................................................................29
         2.6      Joint and Several Liability....................................................................29

SECTION  3.       INTEREST AND FEES
         3.1      Interest.......................................................................................30
         3.2      Closing Fee....................................................................................32
         3.3      Servicing Fee..................................................................................32
         3.4      Unused Line Fee................................................................................32
         3.5      Changes in Laws and Increased Costs of Loans...................................................32

SECTION  4.       CONDITIONS PRECEDENT
         4.1      Conditions Precedent to Initial Loans and Letter of
                     Credit Accommodations and Supplemental Letter of
                     Credit Accommodations.......................................................................33
         4.2      Conditions Precedent to All Loans and Letter of Credit
                     Accommodations..............................................................................36

SECTION  5.       GRANT OF SECURITY INTEREST.....................................................................37

SECTION  6.       COLLECTION AND ADMINISTRATION
         6.1      Borrowers' Loan Accounts.......................................................................38
         6.2      Statements.....................................................................................39
         6.3      Collection of Accounts.........................................................................39
         6.4      Payments.......................................................................................41
         6.5      Authorization to Make Loans....................................................................41
         6.6      Appointment of Agent for Requesting Loans, Letter of
                     Credit Accommodations, Supplemental Letter of Credit
                     Accommodation and Receipt of Loans and Statements...........................................42
         6.7      Use of Proceeds................................................................................42


SECTION  7.        COLLATERAL REPORTING AND COVENANTS............................................................43
         7.1      Collateral Reporting...........................................................................43
         7.2      Accounts Covenants.............................................................................44
         7.3      Inventory Covenants............................................................................46
         7.4      Equipment Covenants............................................................................47
         7.5      Power of Attorney..............................................................................47
         7.6      Right to Cure..................................................................................48
         7.7      Access to Premises.............................................................................48

SECTION  8.        REPRESENTATIONS AND WARRANTIES................................................................49
         8.1      Corporate Existence, Power and Authority; Subsidiaries.........................................49
         8.2      Financial Statements; No Material Adverse Change...............................................49
         8.3      Chief Executive Office; Collateral Locations...................................................50
         8.4      Priority of Liens; Title to Properties.........................................................50
         8.5      Tax Returns....................................................................................50
         8.6      Litigation.....................................................................................50
         8.7      Compliance with Other Agreements and Applicable Laws...........................................51
         8.8      Bank Accounts..................................................................................51
         8.9      Environmental Compliance.......................................................................51
         8.10     Employee Benefits..............................................................................52
         8.11     Interrelated Businesses........................................................................53
         8.12     Accuracy and Completeness of Information.......................................................53
         8.13     Survival of Warranties; Cumulative.............................................................53

SECTION  9.       AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................53
         9.1      Maintenance of Existence.......................................................................53
         9.2      New Collateral Locations.......................................................................54
         9.3      Compliance with Laws, Regulations, Etc. .......................................................54
         9.4      Payment of Taxes and Claims....................................................................55
         9.5      Insurance......................................................................................56
         9.6      Financial Statements and Other Information.....................................................57
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................59
         9.8      Encumbrances...................................................................................60
         9.9      Indebtedness...................................................................................62
         9.10     Loans, Investments, Guarantees, Etc............................................................67
         9.11     Dividends and Redemptions......................................................................69
         9.12     Transactions with Affiliates...................................................................69
         9.13     Additional Bank Accounts.......................................................................71


                                      (ii)

         9.14     Compliance with ERISA..........................................................................71
         9.15     Adjusted Tangible Net Worth....................................................................72
         9.16     Remarketing of Huntsville Bonds................................................................72
         9.17     Costs and Expenses.............................................................................72
         9.18     After Acquired Real Property...................................................................73
         9.19     Further Assurances.............................................................................73

SECTION  10.      EVENTS OF DEFAULT AND REMEDIES.................................................................74
         10.1     Events of Default..............................................................................74
         10.2     Remedies.......................................................................................76

SECTION  11.      JURY TRIAL WAIVER; OTHER WAIVERS
                     AND CONSENTS; GOVERNING LAW.................................................................77
         11.1     Confession of Judgment.........................................................................77
         11.2     Governing Law; Choice of Forum; Service of Process;
                     Jury Trial Waiver...........................................................................78
         11.3     Waiver of Notices..............................................................................79
         11.4     Amendments and Waivers.........................................................................79
         11.5     Waiver of Counterclaims........................................................................80
         11.6     Indemnification................................................................................80

SECTION  12.      TERM OF AGREEMENT; MISCELLANEOUS...............................................................80
         12.1     Term...........................................................................................80
         12.2     Notices........................................................................................82
         12.3     Partial Invalidity.............................................................................82
         12.4     Successors.....................................................................................83
         12.5     Participant's Security Interest................................................................83
         12.6     Entire Agreement...............................................................................83

                                      (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES
                             ----------------------


Exhibit A         Information Certificates for each of Central,
                    Castings, CPVC, CSC and CS Export

Exhibit B         Borrowing Base Certificate

Exhibit C         Form of Equipment Purchase Loan Note

Schedule 1.42     Existing Letters of Credit

Schedule 1.44     First Union Letter of Credit Documents

Schedule 1.64     Description of Omega Litigation

Schedule 1.67     Permitted Holders

Schedule 8.4      Existing Liens

Schedule 8.8      Bank Accounts

Schedule 8.9      Environmental Matters

Schedule 9.8(f)   Description of First Union Collateral for Letters of Credit

Schedule 9.9      Existing Indebtedness

Schedule 9.10     Existing Loans, Advances and Guarantees


                                       (i)

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


         This Loan and Security Agreement, dated as of September 18, 1998, is entered into by and among Congress Financial Corporation, a Delaware corporation ("Lender"), Central Sprinkler Company, a Pennsylvania corporation ("Central"), Central Castings Corporation, an Alabama corporation ("Castings") and Central CPVC Corporation, an Alabama corporation ("CPVC", and together with Central and Castings, each individually, a "Borrower" and collectively, "Borrowers") and Central Sprinkler Corporation, a Pennsylvania corporation ("CSC"), and Central Sprinkler Export Corporation, a Barbados corporation ("CS Export", and together with CSC, each individually a "Guarantor" and collectively, "Guarantors").


                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Borrowers and Guarantors have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1. DEFINITIONS
           -----------

         All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Borrowers pursuant to the definitions set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to Guarantors pursuant to the definitions set forth in the recitals hereto, unless the context otherwise requires, shall mean each and all of them and their respective successors and assigns, individually and collectively, jointly and severally. All references to Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 hereof or is cured in a manner satisfactory to Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, copyrights, licenses, goodwill and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

         1.4 "Alabama State Bond Agreements" shall mean collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Trust Indenture, dated as of November 1, 1995, between the State of Alabama Industrial Development Authority and the Alabama State Bond Trustee; (b) the Loan Agreement, dated as of November 1, 1995, between the State of Alabama Industrial Development Authority and Castings; (c) the Central Castings Corporation $8,000,000 Registered Promissory Note, dated November 21, 1995, issued by Castings payable to the State of Alabama Industrial Development Authority; (d) the Tender Agent Agreement, dated as of November 1, 1995, by and among Castings, the Alabama State Board Trustee and The Chase Manhattan Bank (formerly known as Chemical Bank) as Tender Agent under the Trust Indenture referred to above; and
(e) all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection with any of the foregoing.

         1.5 "Alabama State Bond Letter of Credit" shall mean Letter of Credit No. 40019564, dated November 21, 1995, issued by First Union National Bank (as successor by merger to First Fidelity Bank, National Association) for the account of Castings payable to the Alabama State Bond Trustee in the amount of up to $8,150,000, as adjusted from time to time in accordance with the terms thereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, received, restated or replaced.

         1.6 "Alabama State Bonds" shall mean, collectively, the Adjustable Convertible Taxable Industrial Revenue Bonds (Central Castings Corporation Project) Series 1995 issued by the State of Alabama Industrial Development Authority in the original principal amount of $8,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.7 "Alabama State Bond Trustee" shall mean The Chase Manhattan Bank, a New York banking corporation (formerly known as Chemical Bank) in its capacity as trustee for the holders of the Alabama State Bonds and any successor, replacement or additional trustee, and their respective successors and assigns.

         1.8 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time, establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations that would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks that, as determined by Lender in good faith, do or may affect either
(i) the Collateral or any other property which is security for the Obligations or its value, or (ii) the security interests and other rights in the Collateral of Lender (including the enforceability, perfection and priority thereof), or
(iii) the assets, business or prospects of any Borrower or Guarantor; (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect; (c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default; (d) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; (e) to reflect variances in the physical counts of Inventory conducted by Lender from time to time from the amounts of Inventory reflected in the books and records of Borrowers; (f) to reflect indebtedness of Borrowers in connection with the Alabama State Bond Agreements in excess of the amount of the Alabama State Bond Letter of Credit and in connection with the Calhoun County Bond Agreements in excess of the amount of the Calhoun County Bond Letter of Credit; (g) to reflect that dilution with respect to the Accounts for any period (based on the ratio of (i) the aggregate amount of reduction in Accounts other than as a result of payments in cash to (ii) the aggregate amount of total sales) is greater than five (5%) percent and (h) the Special Availability Reserve. To the extent Lender may revise the lending formula set forth in Section 2.1 hereof or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstance, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish an Availability Reserve for the same purpose. The amount of any Availability Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

         1.9 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.10 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Lender, which is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of Borrowers acceptable to Lender and delivered to Lender.

         1.11 "Business Day" or "business day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.12 "Calhoun County Bond Agreements" shall mean collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Trust Indenture, dated as of November 1, 1995, between the Calhoun County Economic Development Council and the Calhoun County Bond Trustee, (b) the Lease Agreement, dated as of November 1, 1995, between the Calhoun County Economic Development Council and Castings and (c) all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection with any of the foregoing.

         1.13 "Calhoun County Bond Letter of Credit" shall mean Letter of Credit No. 40019894, dated November 21, 1995, issued by First Union National Bank (as successor by merger to First Fidelity Bank, National Association) for the account of Castings payable to the Calhoun County Bond Trustee as beneficiary in the amount of up to $3,056,250, as adjusted from time to time in accordance with the terms thereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.14 "Calhoun County Bonds" shall mean, collectively, the Adjustable Convertible Taxable Industrial Revenue Bonds (Central Castings Corporation Project) Series 1995 issued by the Calhoun County Economic Development Council in the original principal amount of $3,000,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.15 "Calhoun County Bond Trustee" shall mean The Chase Manhattan Bank, a New York banking corporation (formerly known as Chemical Bank) in its capacity as trustee for the holders of the Calhoun County Bonds and any successor, replacement or additional trustee, and their respective successors and assigns.

         1.16 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or any membership interest at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or membership interest (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.17 "Cash Equivalents" shall mean any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Exchange Act; (c) repurchase obligations with a term of not more than thirty
(30) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) investments in commercial paper maturing not more than ninety (90)
     aw Hill Companies, Inc.; (e) investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. or "A" by Moody's Investor Service, Inc.; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.18 "Change of Control" shall mean the occurrence of any of the following: (a) all or substantially all of any Borrower's or Guarantor's assets are sold, in one or in a series of transactions to any "person" or "group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the

Exchange Act) other than to a Permitted Holder; (b) an event or series of events (whether a stock purchase, amalgamation, merger, consolidation or other business combination or otherwise) by which any person or group (other than a Permitted Holder) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of fifty (50%) percent or more of the combined voting power of the then outstanding securities of any Borrower or Guarantor ordinarily (and apart from rights accruing under certain circumstances) having the right to vote in election of directors or (c) after the date of this Agreement, the replacement of a majority of the Board of Directors of any Borrower or Guarantor over a two (2) year period commencing from the date of this Agreement from the directors who constituted the Board of Directors at the beginning of such period other than directors whose nominations for election by the stockholders of such Borrower or Guarantor was approved by such Board of Directors.

         1.19 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.20 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.21 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Inventory is consigned or who has custody, control or possession of any Inventory or Equipment or is otherwise the owner or operator of any premises on which any Inventory or Equipment is located pursuant to which such lessor, consignee or other person, inter, alia, acknowledges the first priority security interest of Lender in such Inventory or Equipment, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Inventory or Equipment, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with the Collateral.

         1.22 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary and/or unusual and non-recurring gains other than any such gains to the extent of cash or other immediately available funds received by such Person and its Subsidiaries) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, (i) net income excludes any gain (or loss) together with any related Provision for Taxes for such gain (or loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person, other than any such gains with respect thereto the extent of cash or other immediately available funds received by such Person and its Subsidiaries and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person, and (ii) the term "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.23 "CPSC Action" shall mean the action brought against CSC and Central by the staff of the Consumer Product Safety Commission (the "CPSC") pursuant to the Administrative Complaint filed by the CPSC against CSC and Central on March 3, 1998 seeking the recall and replacement of the Omega TM fire sprinkler products manufactured and sold by Central pursuant to 15 U.S.C. ss.2064, referred to as In the Matter of Central Sprinkler Corp. and Central Sprinkler Co., Respondents, CPSC Docket No. 98-2.

         1.24 "CSC Finance" shall mean CSC Finance Company, a Delaware corporation, and its successors and assigns.

         1.25 "CSC Investment" shall mean CSC Investment Company, a Delaware corporation, as its successors and assigns.

         1.26 "Eligible Accounts" shall mean, as to each Borrower, the Accounts created by such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, an Account shall be an Eligible Account if:

               (a) such Account arises from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Account is not unpaid after the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them;

               (c) such Account complies with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (d) such Account does not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (e) the chief executive office of the account debtor with respect to such Account is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrowers shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender and payable only in the United States of America and in United States dollars, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Borrower and/or Lender prior to an Event of Default and solely to Lender after an Event of Default and issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

               (f) such Accounts does not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Account has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Account (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

               (h) there are no facts, events or occurrences which have impaired the validity, enforceability or collectability of such Account or reduced the amount payable or delay payment thereunder;

               (i) such Account is subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and was not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Account is an officer, employee or agent of or affiliated with any Borrower or Guarantor directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

               (k) the account debtor with respect to such Accounts is not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

               (l) there are no proceedings or actions that are pending, or to the best of the knowledge of Borrowers, threatened, against the account debtor with respect to such Accounts which have resulted in or have a reasonable likelihood of resulting in any material adverse change in any such account debtor's financial condition;

               (m) all Accounts of a single account debtor or its affiliates do not constitute more than ten (10%) percent of all otherwise Eligible Accounts of Borrowers (but the portion of the Accounts of such account debtor not in excess of such percentages may be deemed Eligible Accounts);

               (n) such Account is not owed by an account debtor who has Accounts unpaid after the earlier of sixty (60) days after the original due date for them or one hundred twenty (120) days after the date of the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (o) such Account is owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limit with respect to such account debtor used by Borrowers in accordance with the current policies of Borrowers as in effect on the date hereof and acceptable to Lender (but the portion of the Accounts of such account debtor not in excess of such credit limit may be deemed Eligible Accounts); and

               (p) such Account is owed by an account debtor deemed creditworthy at all times by Lender, as determined in good faith by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrowers, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.27 "Eligible Cash Collateral" shall mean the cash or Cash Equivalents of Central which are: (a) held in account no. 23128002 in the name of Central at First Union Capital Markets, a Division of Wheat First Securities, Inc. (the "Collateral Account") or held by Lender subject to a cash collateral pledge agreement by such Borrower in favor of Lender, in form and substance satisfactory to Lender; (b) free and clear of any lien, security interest, claim or other encumbrance or restriction, except in favor of Lender; (c) at all times on and after September 25, 1998, subject to the first priority, valid and perfected security interest and pledge in favor of Lender; (d) if held at First Union Capital Markets, a Division of Wheat First Securities, Inc., on and after September 25, 1998, subject to an account control agreement by and among First Union Capital Markets, a Division of Wheat First Securities, Inc., Borrowers and Lender, in form and substance satisfactory to Lender and duly authorized, executed and delivered by First Union Capital Markets, a Division of Wheat First Securities, Inc., and Borrowers; and (e) available to such Borrower without condition or restriction except those arising pursuant to the pledge in favor of Lender. Notwithstanding anything to the contrary contained herein, no cash or Cash Equivalent of Borrowers shall constitute Eligible Cash Collateral on and after the close of business on September 25, 1998 unless on or before such date either: (i) Lender shall have received, in form and substance satisfactory to Lender, both: (A) an account control agreement with respect to the account at which such cash or Cash Equivalents are held, duly authorized, executed and delivered by First Union Capital Markets, a Division of Wheat First Securities, Inc., and Borrowers and (B) a pledge agreement with respect thereto by Borrowers in favor of Lender, duly authorized, executed and delivered by Borrowers or (ii) Lender shall have received, in form and substance satisfactory to Lender, both
(A) cash or other immediately available funds constituting the Eligible Cash Collateral to be held by Lender in its possession and (B) a cash collateral pledge agreement by Borrowers in favor of Lender with respect to all such funds received by Lender, duly authorized, executed and delivered by Borrowers.

         1.28 "Eligible Equipment" shall mean, as to each Borrower, Equipment owned by such Borrower, which is in good order, repair, running and marketable condition, located at such Borrower's premises and acceptable to Lender in all respects. In general, Eligible Equpment shall not include: (a) Equipment at premises other than those owned and controlled by such Borrower, except for Equipment at locations leased by such Borrower if either (i) Lender shall have received a Collateral Access Agreement from the owner and lessor of such premises in form and substance satisfactory to Lender, or (ii) if Lender shall not have received such an agreement, the Lender shall have, at its option either
(A) established an Availability Reserve with respect to amounts due or to become due to the owner and lessor of such premises pursuant to Section 1.28(e) below or (b) reduced the amount of the Equipment Purchase Term Loan based on such Eligible Equipment by amounts due or to become due to the owner and lessor of such premises in the good faith determination of Lender by an amount equal to the Availability Reserves that would have been established under Section 1.28(e) below; (c) Equipment subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (d) Equipment which is not located in the continental United States of America; (e) Equipment which is not subject to the first priority, valid and perfected security interest of Lender; or (f) worn-out, obsolete, damaged or defective Equipment or Equipment not used or usable in the ordinary course of such Borrower's business as presently conducted. General criteria for Eligible Equipment may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrowers, which adversely affects or could reasonably be expected to adversely affect the Equipment in the good faith determination of Lender. Any Equipment which is not Eligible Equipment shall nevertheless be part of the Collateral.

         1.29 "Eligible Inventory" shall mean, as to each Borrower, the Inventory consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials and work-in-process for such finished goods, in each case, that are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment;
(c) packaging and shipping materials; (d) supplies used or consumed in the business of any Borrower; (e) Inventory at premises other than those owned and controlled by such Borrower, except for Inventory at locations leased by Borrowers or held by consignees or vendors of Borrowers if either: (A) Lender shall have received a Collateral Access Agreement from the owner and lessor of such premises or the consignee or vendor, as the case may be, in form and substance satisfactory to Lender or (B) if Lender has not received such an agreement, as to leased locations, then Lender shall have established an Availability Reserve in respect of amounts due or to become due to the owner and lessor of such leased location (without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Availability Reserves or otherwise) and after giving effect to such Availability Reserves, there is Excess Availability; provided, that, (i) Borrowers shall use their best efforts to obtain the Collateral Access Agreement from the owner and lessor with respect to each of such locations and (ii) the Availability Reserves established pursuant to this Section shall not exceed at any time the aggregate of amounts payable to such owners and lessors for the next two (2) months and including amounts, if any, then outstanding and unpaid owed by any Borrower to such owners and lessors, provided, that, such limitation on the amount of the Availability Reserves pursuant to this Section shall only apply so long as: (aa) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,
(bb) neither any Borrower or Guarantor nor Lender shall have received notice of any default or event of default under the lease with respect to such location and (cc) Lender shall have received evidence, in form and substance satisfactory to Lender, that no Borrower has granted to the owner and lessor a security interest in or lien upon any assets of such Borrower; (f) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (j) returned, damaged and/or defective Inventory; (k) Inventory purchased or sold on consignment; and (l) Inventory consisting of Omega TM fire sprinkler products. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from Borrowers, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.30 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, and (ii) applicable State counterparts to such laws.

         1.31 "Equipment" shall mean all of each Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.32 "Equipment Purchase Term Loans" shall mean the secured term loans hereafter made by Lender to any Borrower as provided for in Section 2.4, such term loans being from time to time referred to herein individually as an "Equipment Purchase Term Loan".

         1.33 "Equipment Purchase Term Notes" shall mean, collectively, the Equipment Purchase Term Notes which may at any time hereafter be issued by any Borrower to Lender pursuant to Section 2.4 hereof to evidence an Equipment Purchase Term Loan, such notes being from time to time referred to herein individually as an "Equipment Purchase Term Note".

         1.34 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.35 "ERISA Affiliate" shall mean any Person required to be aggregated with any Borrower or Central or any of their Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.36 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan to a Borrower, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by such Borrower or on its behalf by Central and approved by Lender) on or about 9:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower or on its behalf by Central.

         1.37 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.38 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.39 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to:

               (a) the lesser of: (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas set forth in Section 2.1 hereof, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established hereunder or
(ii) the amount equal to the Revolving Loan Limit, minus

         (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations of Borrowers (but not including for this purpose the then outstanding principal amount of the Term Loans to Borrowers), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than forty-five (45) days past due as of such time, plus (iii) the amount of checks issued by Borrowers to pay trade payables, but not yet sent and the book overdraft of such Borrowers.

         1.40 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.41 "Existing Lenders" shall mean, collectively, First Union National Bank, LaSalle National Bank and National City Bank of Pennsylvania, and First Union National Bank as agent for such lenders, and their respective successors and assigns.

         1.42 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for any Borrower or Guarantor by First Union National Bank (as successor by merger to CoreStates Bank, N.A.) prior to the date hereof listed on
Schedule 1.42 hereto.

         1.43 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Guarantor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.44 "First Union Letter of Credit Documents" shall mean, collectively, the Letter of Credit and Reimbursement Agreement, dated as of November 1, 1995, by and between First Union National Bank and Castings relating to the Alabama State Bonds and the Calhoun County Bonds and the related agreements, documents and instruments listed on Schedule 1.44 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.45 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, provided that if any change in generally accepted accounting principles after the date hereof in itself affects the calculation of compliance with the financial covenant in Section 9.15 hereof, Borrowers may by notice to Lender, or Lender may, by notice to Central, require that such covenant thereafter be calculated in accordance with generally accepted accounting principles as in effect, and applied by Borrowers, immediately before such change in generally accepted accounting principles occurred. If such notice is given, any calculation by Borrowers of compliance with covenant in Section 9.15 after such change occurs shall be accomplished by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

         1.46 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.47 "Hard Costs" shall mean, with respect to the purchase by a Borrower of an item of Eligible Equipment, the net cash amount actually paid to acquire title to such item, net of all incentives, trade-in allowances, discounts and rebates, and exclusive of freight, delivery charges, installation costs and charges, software costs, charges and fees, warranty costs, taxes, insurance and other incidental costs or expenses and all indirect costs or expenses of any kind.

         1.48 "Huntsville Bond Agreements" shall mean shall mean collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Mortgage Indenture, dated as of December 1, 1997, between the Industrial Development Board of the City of Huntsville, Alabama, CPVC and the Huntsville Bondholder,
(b) the Lease Agreement, dated as of December 1, 1997, between the Industrial Development Board of the City of Huntsville, Alabama and CPVC, (c) the Guaranty Agreement, as of December 1, 1997, by CSC, Central, Castings and CPVC in favor of the Huntsville Bondholder, (d) the Bond Purchase Agreement, as of December 1, 1997, by and among CSC Finance, CPVC, CSC, Central and Castings, and (e) all agreements, documents and instruments at any time executed and/or delivered by any Borrower or Guarantor in connection with any of the foregoing.

         1.49 "Huntsville Bond Letter of Credit" shall mean a letter of credit to be issued after the date hereof by First Union National Bank for the account of CPVC payable to the Huntsville Bondholder or a duly appointed trustee acting on behalf of the holders of the Huntsville Bonds, as beneficiary on terms and conditions acceptable to Lender and to First Union National Bank as the issuer of such letter of credit in the amount not to exceed $7,641,780.82, as the same may hereafter exist and may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.50 "Huntsville Bondholder" shall mean CSC Investment (as purchaser of the Huntsville Bonds from Brown Brothers Harriman & Co. pursuant to the Bond Purchase Agreement, dated April 21, 1998, by and among Brown Brothers Harriman & Co., CPVC and CSC Investment) as the direct and beneficial owner and holder of all of the Huntsville Bonds and any assignee or transferee that hereafter owns and holds all of the Huntsville Bonds, together with any person who at any time is acting as trustee or agent on behalf of the owners and holders of the Huntsville Bonds.

         1.51 "Huntsville Bonds" shall mean, collectively, the Industrial Development Revenue Bonds (Central CPVC Corporation Project) Series 1997 issued by the Industrial Development Board of the City of Huntsville, Alabama in the original principal amount of $7,500,000, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.52 "Information Certificate" shall mean, collectively, the Information Certificate with respect to each Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to each Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.53 "Interest Period" shall mean for any Eurodollar Rate Loan to Borrowers, a period of approximately one (1), two (2), three (3) or six (6) months duration as such Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.54 "Interest Rate" shall mean, as to Prime Rate Loans, the Prime Rate per annum and as to Eurodollar Rate Loans, a rate of one and three-quarters (1 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case as to Eurodollar Rate Loans to a Borrower based on the Eurodollar Rate applicable for the Interest Period selected by such Borrower as in effect two
(2) Business Days prior to the commencement of such Interest Period for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower); provided, that: notwithstanding anything to the contrary contained in this Agreement or in any of the other Financing Agreements, the Interest Rate, as to Prime Rate Loans and Eurodollar Rate Loans, shall mean the rate two (2%) percent per annum more than the otherwise then applicable Interest Rate, at Lender's option, without notice, for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing, and on the Revolving Loans to Borrowers at any time outstanding in excess of the amounts available to Borrowers under Section 2 hereof (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.55 "Inventory" shall mean all of each Borrower's now owned and hereafter acquired inventory, wherever located, including, without limitation, all raw materials, work-in-process, and finished inventory of any kind, nature or description, wherever located.

         1.56 "Inventory Loan Limit" shall mean, at any time, the amount equal to $35,000,000.

         1.57 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Guarantor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by each Borrower of its obligations to such issuer (including, without limitation, the Existing Letters of Credit), provided, that, the term "Letter of Credit Accommodations" shall not include the Supplemental Letter of Credit Accommodations as such term is defined herein.

         1.58 "Loans" shall mean the Revolving Loans, the Term Loan, the Equipment Purchase Term Loans and the Supplemental LC Loans.

         1.59 "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition (financial or otherwise), business, assets, profits, operations or properties of Borrowers (taken as a whole); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of Borrowers (taken as a whole) to repay the Obligations or of any Borrower or Guarantor to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.60 "Maximum Credit" shall mean the amount of $110,000,000.

         1.61 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Open-End Mortgage and Security Agreement, dated of even date herewith, by Central in favor of Lender with respect to the Real Property and related assets of Central located in Lansdale, Pennsylvania and Newtown, Pennsylvania; and (b) the Fee and Leasehold Mortgage with Security Agreement and Assignment of Leases and Rents, dated of even date herewith, by CPVC and the Industrial Development Board of the City of Huntsville, Alabama in favor of Lender with respect to the Real Property and related assets of CPVC located in Madison, Alabama.

         1.62 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.63 "Obligations" shall mean any and all Revolving Loans, the Term Loan, the Equipment Purchase Term Loans, the Supplemental LC Loans, the Letter of Credit Accommodations, the Supplemental Letter of Credit Accommodations, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due hereunder or under the other Financing Agreements but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect (and including obligations to Lender arising indirectly pursuant to the participation by Lender in the obligations of Borrowers to First Union National Bank under the First Union Letter of Credit Documents), absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.64 "Omega Litigation" shall mean the class action lawsuits against CSC and its Subsidiaries filed in the State of California regarding the Omega TM sprinkler heads manufactured and sold by Borrower, as such lawsuits are described on Schedule 1.64.

         1.65 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans or other Obligations or any portion thereof.

         1.66 "Payment Account" shall have the meaning set forth in Section 6.6 hereof.

         1.67 "Permitted Holders" shall mean the persons listed on Schedule 1.67 hereto.

         1.68 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.69 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.70 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.71 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages located in the State of Alabama and the Commonwealth of Pennsylvania.

         1.72 "Records" shall mean all of each Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

         1.73 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.74 "Revolving Loan Limit" shall mean the amount equal to $79,600,000 minus the then outstanding principal amount of the Term Loan.

         1.75 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.76 "Special Availability Reserve" shall mean the Availability Reserve in the amount equal to $9,578,000 established as of the date hereof reducing the amount of Revolving Loans and Letter of Credit Accommodations otherwise available to Borrowers, provided, that, if after the date hereof, but prior to November 30, 1998, Lender shall receive a revised or supplemental report from MB Valuation or another appraiser acceptable to Lender, in form and substance satisfactory to Lender, in connection with the appraisal of the Equipment delivered by MB Valuation to Lender on or about September 11, 1998 which increases the amount of the orderly liquidation value of the Equipment owned by Borrowers included in such appraisal and/or includes the orderly liquidation value of other Equipment owned by a Borrower (free and clear of any lien, security interest, lien claim or other encumbrance, except in favor of Lender) and acceptable to Lender, so that the increase in the amount of the orderly liquidation value of the Equipment previously included in the appraisal, together with the orderly liquidation value of such other Equipment, is greater than $1,900,000, the Special Availability Reserve shall be decreased by the amount by which such increase and such value exceeds $1,900,000 (provided, that, no Event of Default shall exist or have occurred and be continuing).

         1.77 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.78 "Supplemental LC Loans" shall mean the loans hereafter made by Lender to or for the benefit of Borrowers pursuant to any payments by Lender in respect of the Supplemental Letter of Credit Accommodations, as provided in
Section 2.2 hereof.

         1.79 "Supplemental Letter of Credit Accommodations" shall mean, collectively, the Calhoun County Bond Letter of Credit, the Alabama State Bond Letter of Credit and the Huntsville Bond Letter of Credit, to the extent Lender has agreed in writing to indemnify the issuer or guarantee to the issuer the performance by the Borrower who is the account party with respect thereto of such Borrower's obligations to such issuer (or in the case of the Calhoun County Bond Letter of Credit and the Alabama State Bond Letter of Credit, to the extent Lender may have agreed to purchase a participation in the obligations of any Borrower to First Union National Bank as the issuer thereof pursuant to the Agency and Participation Agreement, dated of even date herewith, between First Union National Bank as issuer of such letters of credit and Lender).

         1.80 "Swap Agreement" shall mean the Master Agreement, dated as of January 25, 1996, between Castings and First Union National Bank (as successor by merger to CoreStates Bank, N.A.), and all confirmations with respect to swap transactions between First Union National Bank and Castings or any other Borrower pursuant thereto, as the foregoing may now exist or may hereafter be entered into or amended, modified, supplemented, extended, renewed, restated or replaced.

         1.81 "Term Loan" shall mean the term loan made by Lender to Central as provided for in Section 2.3 hereof.

         1.82 "Term Note" shall mean the Term Promissory Note, dated of even date herewith, made by Central payable to the order of Lender in the original principal amount of $12,600,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.83 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.


SECTION 2. CREDIT FACILITIES
           -----------------

          2.1  Revolving Loans.

         (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by any Borrower or on their behalf by Central up to the amount equal to the sum of:

                  (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts of Borrowers, plus

                  (ii) the lesser of: (A) the sum of (1) sixty (60%) percent of the Value of Eligible Inventory of Borrowers consisting of finished goods, plus (2) fifty-five (55%) percent of the Value of Eligible Inventory of Borrowers consisting of raw materials and work-in-process for such finished goods, or (B) the Inventory Loan Limit, plus

                  (iii) one hundred (100%) percent of Eligible Cash Collateral, less

                  (iv) any Availability Reserves.

         (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to any Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that the general creditworthiness of account debtors has declined, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has adversely changed or (B) the value of the Eligible Inventory or any category thereof has decreased or (C) the nature, quality or mix of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves. To the extent Lender shall have established an Availability Reserve which is sufficient to address any event, condition or matter in a manner satisfactory to Lender in good faith, Lender shall not exercise its rights under this Section 2.1(b) to reduce the lending formulas, to address such event, condition or matter. The amount of any reduction in the lending formula by Lender pursuant to this Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such reduction.

         (c) Except in Lender's discretion, (i) the aggregate amount of the Revolving Loans based on Eligible Inventory outstanding at any time shall not exceed the Inventory Loan Limit, (ii) the aggregate amount of the Revolving Loans based on Eligible Inventory consisting of work-in-process outstanding at any time shall not exceed $3,000,000, (iii) the aggregate amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Loan Limit, (iv) the aggregate amount of the Revolving Loans based on Eligible Cash Collateral outstanding at any time shall not exceed $7,500,000, provided, that, such amount may be increased or decreased as follows: (A) such amount may be increased effective one (1) Business Day after each of the following conditions is satisfied: (1) Lender shall have received a written request for such increase from Central, (2) Lender shall have received evidence that the amount of cash or Cash Equivalents held in the Collateral Account (as defined in Section 1.27 hereof) is not less than such amount, (3) in no event shall such amount be increased to more than $15,000,000, and (4) such amount may not be increased more than one (1) time in any week, and
(B) such amount may be decreased effective one (1) Business Day after each of the following conditions is satisfied: (1) Lender shall have received a written request for such decrease from Central, (2) as of the date of such decrease and after giving effect thereto, there shall be Excess Availability, (3) as of the date of such decrease and after giving effect thereto, no Event of Default shall exist or have occurred, (4) such amount may not be decreased more than one (1) time in any week, and (v) the aggregate amount of the Loans, the Letter of Credit Accommodations and the Supplemental Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans, exceeds the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations set forth in Sections 2.2(d) and 2.2(e) hereof, the Revolving Loan Limit, the sublimits set forth herein, or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon the demand by Lender, which may be made at any time or from time to time, repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B) hereof, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect relying on the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) hereof that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

         2.2 Letter of Credit Accommodations; Supplemental Letter of Credit Accommodations.

         (a) Subject to and upon the terms and conditions contained herein, at the request of any Borrower or on behalf such Borrower by Central, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

         (b) Subject to and upon the terms and conditions contained herein, at the request of any Borrower or on behalf of such Borrower by Central, Lender agrees to arrange for the Supplemental Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Supplemental Letter of Credit Accommodations shall constitute Supplemental LC Loans to Borrowers and shall be automatically and unconditionally due and payable on the next Business Day after the date of such Loan, without notice or demand.

         (c) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations and the Supplemental Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, upon notice to Central, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrowers) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

         (d) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to the Borrower requesting it (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the applicable percentage set forth in Section 2.1(a)(ii)(A) hereof multiplied by the Value of the Eligible Inventory being purchased with such proposed Letter of Credit Accommodation, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in this Section 2.2(d)(i) or
Section 2.2(d)(ii).

         (e) In addition to the other conditions precedent to any Loan, Letter of Credit Accommodation or Supplemental Letter of Credit Accommodation, the arrangement by Lender for the issuance of the Huntsville Bond Letter of Credit shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

                  (i) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination of and release by the Huntsville Bondholder of any interest in and to any assets and properties of

Borrowers and Guarantors, duly authorized, executed and delivered by it, including, but not limited to, (A) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party, and Borrowers or Guarantors, as debtor and (B) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of the Huntsville Bondholder, in form acceptable for recording in the appropriate government office;

                  (ii) Lender shall have received, in form and substance satisfactory to Lender, the Fee and Leasehold Mortgage with Security Agreement and Assignment of Leases and Rents by CPVC and the Huntsville Bondholder in favor of Lender with respect to the Real Property of CPVC in Madison, Alabama, duly authorized, executed and delivered by CPVC and the Huntsville Bondholder;

                  (iii) Lender shall have received, in form and substance satisfactory to Lender, amendments to the Huntsville Bond Agreements providing for the restructuring of the terms of the Huntsville Bonds to, inter alia, provide for a trustee to act on behalf of the holders of the Bonds, release all collateral for the obligations of CPVC and any other Borrower or Guarantor in connection with the Huntsville Bonds and the Huntsville Bond Agreements and the issuance of the Huntsville Bond Letter of Credit;

                  (iv) CPVC or Central shall receive, concurrently with the issuance of the Huntsville Bond Letter of Credit, not less than $7,500,000 in cash or other immediately available funds constituting the net proceeds of a loan by CSC Investment or CSC to CPVC or Central with the proceeds received by CSC Investment from the remarketing and sale of the Huntsville Bonds to third parties who are not affiliates of any Borrower or Guarantor;

                  (v) Lender shall have received environmental audits of the plant and Real Property of CPVC in Madison, Alabama conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming (A) such Borrower is in compliance with all material applicable Environmental Laws and (B) the absence of any material environmental problems;

                  (vi) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (A) insuring the priority, amount and sufficiency of the Mortgage with respect to the Real Property of CPVC in Madison, Alabama referred to in clause (iv) above, (B) insuring against matters that would be disclosed by surveys and (C) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

                  (vii) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a first priority mortgage and lien upon, and security interest in, the Real Property and Equipment of CPVC located in Madison, Alabama;

                  (viii) Lender shall have received, in form and substance satisfactory to Lender, a written appraisal of the Real Property of CPVC located in Madison, Alabama, at the expense of Borrower by an appraiser acceptable to Lender, addressed to Lender and on which Lender is expressly permitted to rely, in form, scope and methodology satisfactory to Lender;

                  (ix) as of the date of the issuance of the Huntsville Bond Letter of Credit and after giving effect thereto, Excess Availability shall be not less than $2,500,000; and

                  (x) each of the conditions set forth above shall have occurred, and the Huntsville Bond Letter of Credit shall have been issued by, no later than December 31, 1998.

         (f) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $5,000,000.

         (g) Except in Lender's discretion, (i) the aggregate amount of the obligations of Lender to the issuer of the Huntsville Bond Letter of Credit and all other commitments and obligations made or incurred by Lender in connection therewith and any Supplemental LC Loans arising in connection therewith shall not exceed the amount of $7,641,780.82, as reduced effective as of January 1, April 1, July 1 and October 1 of each year commencing on January 1, 2000 by an amount equal to $140,000 on each such date, (ii) the aggregate amount of the obligations of Lender to the issuer of the Calhoun County Bond Letter of Credit and all other commitments and obligations made or incurred by Lender in connection therewith (whether pursuant to an indemnification, participation or other arrangement) and any Supplemental LC Loans arising in connection therewith shall not exceed the amount of $2,753,437.50, as reduced effective as of November 1 of each year by an amount equal to $150,000 and (iii) the aggregate amount of the obligations of Lender to the issuer of the Alabama State Bond Letter of Credit and all other commitments and obligations made or incurred by Lender in connection therewith (whether pursuant to an indemnification, participation or other arrangement) and any Supplemental LC Loans arising in connection therewith shall not exceed the amount of $7,335,000, as reduced effective as of November 1 of each year by an amount equal to $400,000.

         (h) At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations and the Supplemental Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations and the Supplemental Letter of Credit Accommodations.

         (i) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations or any Supplemental Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation or any Supplemental Letter of Credit Accommodations other than losses, claims, damages, liabilities, costs and expenses due to the gross negligence or willful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation or Supplemental Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any Supplemental Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation or any Supplemental Letter of Credit Accommodations. The provisions of this Section 2.2(i) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

         (j) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation or Supplemental Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation or Supplemental Letter of Credit Accommodation, as the case may be. At any time on or after an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default and for so long as the same is continuing, Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances under any of the foregoing, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, Supplemental Letter of Credit Accommodations, or documents, drafts or acceptances under any of the foregoing, or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

         (k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation or any Supplemental Letter of Credit Accommodations, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation or Supplemental Letter of Credit Accommodations, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation or Supplemental Letter of Credit Accommodations, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

         2.3 Term Loan. Subject to the terms and conditions contained herein, Lender is making the Term Loan to Central in the original principal amount of $12,600,000. The Term Loan is (a) evidenced by the Term Note duly executed and delivered by Central to Lender concurrently herewith, (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Note and the other Financing Agreements, and (c) secured by all of the Collateral.

         2.4 Equipment Purchase Term Loans.

         (a) Subject to and upon the terms and conditions contained herein, Lender shall make Equipment Purchase Term Loans to any Borrower, from time to time, at the request of such Borrower, or Central on behalf of such Borrower, of up to eighty (80%) percent of the Hard Costs of new Eligible Equipment to be purchased by such Borrower after the date hereof with the proceeds of such Equipment Purchase Term Loan. Each Equipment Purchase Term Loan shall be in an amount not less than $500,000. All of the proceeds of each Equipment Purchase Term Loan shall be used solely for the payment of the purchase price of the Eligible Equipment specified in the notice required to be delivered to Lender pursuant to Section 2.4(d)(i) below.

         (b) Except in Lender's discretion, the outstanding aggregate principal amount of the Equipment Purchase Term Loans shall not exceed, at any time, the lower of (i) the aggregate amount of the above percentage of the Hard Costs of all Eligible Equipment purchased by Borrowers pursuant hereto or (ii) $18,000,000. If at any time the outstanding aggregate principal amount of all Equipment Purchase Term Loans shall exceed eighty (80%) percent of the Hard Costs of all Eligible Equipment purchased by Borrower with the proceeds of Equipment Purchase Term Loans, Borrowers shall remain liable therefor, and Lender may, at its option, create a reserve against amounts otherwise available to Borrowers pursuant to the formulas set forth in Section 2.1 of this Agreement, in an amount equal to the entire amount of such excess(es) or Borrowers shall, upon the demand by Lender, which may be made at any time and from time to time, repay to Lender the entire amount of such excess(es).

         (c) Each Equipment Purchase Term Loan shall be (i) evidenced by an Equipment Purchase Term Note executed and delivered by Borrowers to Lender concurrently with each Equipment Purchase Term Loan, (ii) repaid, together with interest and other amounts payable thereunder, in accordance with the provisions of the applicable Equipment Purchase Term Note, this Agreement and the other Financing Agreements, and (iii) secured by all of the Collateral.

         (d) In addition to the other conditions precedent to any Loan set forth in this Agreement, the making of each Equipment Purchase Term Loan shall be subject to the satisfaction of each of the following additional conditions precedent, as determined by Lender:

                  (i) Lender shall have received from Borrowers not less than ten (10) Business Days prior written notice of the proposed Equipment Purchase Term Loan, which notice shall specify the following: (A) the proposed date and amount of the Equipment Purchase Term Loan, (B) a list and description of the Eligible Equipment (by model, make, manufacturer, serial no. and/or such other identifying information as may be appropriate, as determined by Lender), (C) the Hard Costs and the total purchase price for the Eligible Equipment to be purchased with the proceeds of such Equipment Purchase Term Loan (and the terms of payment of such purchase price), and (D) such other information and documents as Lender may from time to time require related thereto;

                  (ii) upon any Borrower acquiring any rights in the Equipment, Lender shall have a valid and perfected first security interest in and lien upon the Eligible Equipment to be purchased with the proceeds of the Equipment Purchase Term Loan and the Eligible Equipment shall be free and clear of all other liens, security interests, claims or other encumbrances, and Borrowers shall have delivered to Lender such evidence thereof, as Lender may from time to time, require;

                  (iii) the amount of the Equipment Purchase Term Loan shall not exceed (80%) percent of the Hard Costs of the Eligible Equipment to be purchased by Borrower with the proceeds of such Equipment Purchase Term Loan;

                  (iv) Lender shall have received copies, or upon Lender's request, the originals, of all agreements, documents and instruments relating to the sale of the Eligible Equipment to any Borrower, including, without limitation, any purchase orders, invoices, bills of sale or similar documents;

                  (v) Borrowers shall duly authorize, execute and deliver to Lender a single original Equipment Purchase Term Note in the form annexed hereto as Exhibit C, as completed to reflect the date and amount of each such loan and with the number of monthly installments of principal payable thereunder and the amount of each such monthly installment completed in accordance with Sections 2.4(e) and 2.4(f) below, as the case may be, which note shall evidence a valid and legally enforceable indebtedness of Borrowers unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever; and

                  (vi) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing.

         (e) The principal amount of each Equipment Purchase Term Loan shall be payable (subject to earlier payment to the extent required hereunder or under the Equipment Purchase Term Note) in forty-eight (48) equal, consecutive monthly installments of principal, each in an amount calculated as set forth below, commencing on the first day of the second month after the date of the making of such loan, together with interest and other amounts as provided herein and in the Equipment Purchase Term Note with respect to such loan.

         (f) The amount of each monthly installment of principal in respect of each Equipment Purchase Term Loan (other than the last installment which shall be in an amount equal to the entire unpaid balance of the Equipment Purchase Term Note) shall equal: (i) the principal amount of the proposed Equipment Purchase Term Loan divided by (ii) forty-eight (48).

         2.5 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right as provided herein to establish and revise Availability Reserves.

         2.6 Joint and Several Liability. Each Borrower and Guarantor shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations, Supplemental Letter of Credit Accommodations, or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations, Supplemental Letter of Credit Accommodations, or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, Guarantors or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowings or grant or a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (g) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under
Section 502 of the Bankruptcy Code, or (h) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations, Supplemental Letter of Credit Accommodations, or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default, Lender may proceed directly and at once, without notice (except to the extent notice is required hereunder or under any applicable law), against any Borrower or Guarantor to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower and Guarantor consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.


SECTION 3. INTEREST AND FEES
           -----------------

         3.1 Interest.

         (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default and while such Event of Default is continuing or on and after the termination or non-renewal hereof shall be payable on demand.

         (b) Borrowers may, or Central on behalf of Borrowers may, from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of a Borrower shall specify the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or which Eurodollar Rate Loans shall be continued as Eurodollar Rate Loans as provided in this Agreement (subject, in each case, to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, not later than three (3) Business Days after receipt by Lender of such a request from or on behalf of a Borrower, such

Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be; provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing,
(ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) such Borrower (or central on behalf of such Borrower) shall have complied with such customary procedures as are established by Lender and specified by Lender to such Borrower from time to time for requests by or on behalf of a Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by or on behalf of a Borrower shall not exceed the amount equal to (A) the principal amount of the Term Loans to such Borrower (if any), which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) ninety (90%) percent of the lowest principal amount of the Revolving Loans, which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender, but with no obligation of Lender to make such Revolving Loans and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by any Borrower, or Central on behalf of any Borrower, to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable until the end of the applicable Interest Period. Notwithstanding anything to the contrary contained herein, Lender and the Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and the Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

         (c) Any Eurodollar Rate Loans shall automatically convert to a Eurodollar Rate Loan with an Interest Period of approximately one (1) month upon the last day of the applicable Interest Period, unless Lender has received and approved a request from any Borrower, or Central on behalf of any Borrower, to convert such Eurodollar Rate Loan to a Prime Rate Loan at least three (3) Business Days prior to such last day. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Central, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. If at any time the Eurodollar Rate Loans outstanding to a Borrower exceed the sum of the then outstanding principal amount of the Term Loans plus the Revolving Loans then available to such Borrower under Section 2 hereof, then Lender may convert an amount of Eurodollar Rate Loans to Prime Rate Loans in the smallest amount that will reduce the outstanding principal amount of Eurodollar Rate Loans to the nearest integral multiple of $1,000,000 that will eliminate such excess. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss, cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

         (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $366,300, which shall be fully earned as of the date hereof, of which $122,100 shall be payable by Borrowers on the date hereof, $122,100 shall be payable on the date one hundred eighty (180) days after the date hereof and $122,100 shall be payable on the first anniversary of the date hereof, provided, that, the entire amount of such fee shall become immediately due and payable, without notice or demand, at Lender's option, upon the occurrence of an Event or Default or upon the termination or non-renewal hereof.

         3.3 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $2,500 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 Unused Line Fee. Borrowers shall pay to Lender monthly an unused line fee at a rate equal to one-quarter (1/4%) percent per annum calculated upon the amount by which the Revolving Loan Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5 Changes in Laws and Increased Costs of Loans.

         (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, the Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, the Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, the Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. The calculation of the increase in costs or the reduction of amounts received or receivable shall not include the effect of any changes to the Reserve Percentage (as such term is defined in Section 1.2 hereof) to the extent such amount already includes the effect of such changes pursuant to the calculation of the Adjusted Eurodollar Rate. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

         (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 hereof or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 4. CONDITIONS PRECEDENT
           --------------------

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and arranging for the initial Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations hereunder:

         (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by First Union National Bank (as successor by merger to CoreStates Bank, N.A. and First Fidelity Bank, National Association) of all of its financing arrangements with Borrowers and

Guarantors (other than the financing arrangements of First Union National Bank with respect to the Alabama State Bond Letter of Credit and the Calhoun County Bond Letter of Credit pursuant to the First Union Letter of Credit Documents) and the termination and release by it of any interest in and to any assets and properties of Borrowers and Guarantors (other than the Real Property and Equipment of Castings located in Anniston, Alabama), duly authorized, executed and delivered by it, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party, and Borrowers or Guarantors, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt previously executed and delivered by Borrowers or Guarantors in favor of First Union National Bank, in form acceptable for recording in the appropriate governmental office;

         (b) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Lenders of their financing arrangements with Borrowers and Guarantors and the termination and release by the Existing Lenders of any interest in and to any assets and properties of Borrowers and Guarantors, duly authorized, executed and delivered by them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by them or on their behalf, as secured party, and Borrowers or Guarantors, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt previously executed and delivered by Borrowers or Guarantors in favor of the Existing Lenders, in form acceptable for recording in the appropriate governmental office;

         (c) Lender shall have received, in form and substance satisfactory to Lender, the Agency and Participation Agreement between Lender and First Union National Bank, as acknowledged and agreed to by Borrowers and Guarantors, duly authorized, executed and delivered by First Union National Bank, Borrowers and Guarantors;

         (d) Lender shall have received, in form and substance satisfactory to Lender, an amendment to the Mortgage and Security Agreement, dated as of November 1, 1995, by the Calhoun County Economic Development Council and Castings in favor of First Union National Bank, as successor by merger to First Fidelity Bank, National Association;

         (e) Lender shall have received a Borrowing Base Certificate setting forth the Loans available to Borrowers as of the date hereof as completed in a manner satisfactory to Lender and duly authorized, executed and delivered on behalf of Borrowers;

         (f) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

         (g) no Material Adverse Effect shall have occurred since the date of Lender's latest field examination;

         (h) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrowers, the results of which shall be satisfactory to Lender, not more than seven (7) Business Days prior to the date hereof;

         (i) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement between CSC Finance and Lender, as acknowledged by Borrowers and Guarantors, providing for, among other things, the subordination in right of payment of all indebtedness owed by Borrowers or Guarantors to CSC Finance to the right of Lender to receive the prior and final payment and satisfaction in full of all of the Obligations and related matters, duly authorized, executed and delivered by CSC Finance, Borrowers and Guarantors;

         (j) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements (except as Lender may otherwise agree in writing) and the estoppel and consent agreement from the Huntsville Bondholder and the Industrial Development Board of the City of Huntsville, Alabama with respect to the Mortgage on the Real Property and related assets of CPVC in Madison, Alabama;

         (k) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as additional loss payee;

         (l) the sum of the amount of the cash and Cash Equivalents of CSC Finance and CSC Investment which are free and clear of any pledge, lien, security interest, claim or other encumbrance and are available to CSC Finance and CSC Investment without condition or restriction plus the amount of the Excess Availability as determined by Lender, shall be not less than $7,500,000 as of the date hereof, and the amount of the Excess Availability as determined by Lender shall be not less than $2,500,000 (calculating Excess Availability for purposes of this Section 4.1(1) to include the cash and Cash Equivalents of Borrowers in the calculation of Loans available under Section 2.1 whether or not such cash or Cash Equivalents constitute Eligible Cash Collateral), in each case after giving effect to the initial Loans made or to be made in connection with the initial transactions hereunder;

         (m) Lender shall have received evidence, in form and substance satisfactory to Lender, of the amount of the unrestricted cash and Cash Equivalents of CSC Investment and CSC Finance (which satisfy the criteria set forth above) and Borrowers;

         (n) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys as to the parcels of the Real Property on which the mills of Borrowers are located (except as Lender may otherwise agree in writing) and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

         (o) the principal operating accounts and cash management services of Borrowers and Guarantors shall be maintained with First Union National Bank;

         (p) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel(s) to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Lender may reasonably request;

         (q) Lender shall have received, in form and substance satisfactory to Lender, partial releases and such other documents as Lender may request to evidence and effectuate the release by the Huntsville Bondholder of any interest in and to any assets and properties of any Borrower and Guarantor other than the Real Property and related Equipment of CPVC located in Madison, Alabama; and

         (r) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations or Supplemental Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations or Supplemental Letter of Credit Accommodations:

         (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation or Supplemental Letter of Credit Accommodations and after giving effect thereto; and

         (b) no Event of Default or act, condition or event which, with notice or passage of time or both, would constitute an Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing such Letter of Credit Accommodation or Supplemental Letter of Credit Accommodations and after giving effect thereto.

SECTION 5. GRANT OF SECURITY INTEREST
           --------------------------

         5.1 To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (which property and interests in property, together with all other collateral security for the Obligations granted to or otherwise held or acquired by Lender are referred to herein collectively, as the "Collateral"):

         (a) Accounts;

         (b) all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property, letters of credit, bankers' acceptances and guaranties;

         (c) all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

         (d) Inventory;

         (e) Equipment;

         (f) Real Property;

         (g) Records; and

         (h) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (a) to apply to the license of any trademarks or intellectual property by any Borrower or Guarantor to any other Borrower or Guarantor or by CSC Finance or CSC Investment to any Borrower or Guarantor, (b) to apply if any such prohibition is unenforceable under
Section 9-318 of the UCC or other applicable law or (c) so as to limit, impair or otherwise affect Lender's unconditional continuing security interests in and liens upon any rights or interests of any Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).

         5.3 Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include any Equipment which is, or at the time of any Borrower's acquisition thereof shall be, subject to a purchase money mortgage or other purchase money lien or security interest (including capitalized or finance leases) permitted under Section 9.8 hereof if: (a) the valid grant of a security interest or lien to Lender in such item of Equipment is prohibited by the terms of the agreement between Borrower and the holder of such purchase money mortgage or other purchase money lien or security interest or under applicable law and such prohibition has not been or is not waived, or the consent of the holder of the purchase money mortgage or other purchase money lien or security interest has not been or is not otherwise obtained, or under applicable law such prohibition cannot be waived and (b) the purchase money mortgage or other purchase money lien or security interest on such item of Equipment is or shall become valid and perfected.


SECTION 6. COLLECTION AND ADMINISTRATION
           -----------------------------

         6.1 Borrowers' Loan Accounts. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Central each month a statement setting forth the balance in the loan account(s) of Borrowers maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and presumptively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within sixty (60) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Central a written statement as provided above, the balance in the loan account(s) of Borrowers shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

         6.3 Collection of Accounts.

         (a) Each Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which such Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Lender shall direct, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Lender shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Account for any Borrower to such operating bank account of such Borrower as such Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. Lender may notify the depository banks at which the Blocked Accounts are maintained that the Blocked Account Agreements are effective and may instruct such banks to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Borrowers shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (iii) upon Lender's good faith behalf that any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading, or (iv) the sum of the amount of cash and

Cash Equivalent of CSC Finance and CSC Investment which are free and clear of any pledge, lien, security interest, claim or other encumbrance and are available to CSC Finance and CSC Investment without condition or restriction, plus the amount of the Excess Availability, shall be less than $4,745,000 for any three (3) consecutive day period prior to October 31, 1998, and $7,500,000 for any three (3) consecutive day period on and after November 1, 1998 or (v) the Excess Availability shall be less than $2,500,000. Each Borrower agrees that all payment made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender. In the event that Lender shall so instruct the depository banks at which the Blocked Accounts are maintained, if at any time thereafter none of the events or circumstances set forth in clauses (i), (ii), (iii), (iv) and (v) above shall exist for a period of ten (10) or more consecutive Business Days, upon the written request of Central, Lender shall instruct the depository banks to thereafter transfer the funds on deposit in the Blocked Accounts to such operating bank account of such Borrower as such Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise.

         (b) For purposes of calculating the amount of the Revolving Loans available to Borrowers, to the extent such payments are to be applied to the Revolving Loans hereunder, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account, provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account (the "Collection Period"), provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. In the event that Lenders shall not receive such payments or other funds in the Payment Account pursuant to Section 6.3(a) above, Lender shall be entitled to charge Borrowers an administrative fee equivalent to the collection day charges Lender would have received for the Collection Period had it received such payments or other funds.

         (c) Borrowers and all of their affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, to the extent required under this Section 6.3 shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with any Borrower's other funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the

Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Lender as provided in Section 6.3 to such account or place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for, the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of any Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans, Letter of Credit Accommodations or Supplemental Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans, Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of any Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Appointment of Agent for Requesting Loans, Letter of Credit Accommodations, Supplemental Letter of Credit Accommodation and Receipt of Loans and Statements.

         (a) Each Borrower hereby irrevocably appoints and constitutes Central as its agent to request and receive Loans, Letter of Credit Accommodations and the Supplemental Letter of Credit Accommodations pursuant to the Agreement and the other Financing Agreements from Lender in the name or on behalf of each Borrower. Lender may disburse the Loans to such bank account of a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations or Supplemental Letter of Credit Accommodations to Borrowers as Central may designate or direct, without notice to any Borrower, Guarantor or any other person at any time obligated on or in respect of the Obligations.

         (b) Central hereby accepts the appointment by each Borrower as the agent of each Borrower pursuant to Section 6.6(a) hereof. Central shall ensure that the disbursement of any Loans to any Borrower requested by or paid to Central or the issuance of any Letter of Credit Accommodations or Supplemental Letter of Credit Accommodations for any Borrower hereunder shall be paid to or for the account of such Borrower.

         (c) Each Borrower hereby irrevocably appoints and constitutes Central as its agent to receive statements of account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

         (d) No purported termination of the appointment of Central as agent as aforesaid shall be effective, except after ten (10) days prior written notice to Lender.

         6.7 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof, and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7. COLLATERAL REPORTING AND COVENANTS
           ----------------------------------

         7.1   Collateral Reporting.

         (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

                  (i) on a weekly basis or more frequently at Borrowers' option or as Lender may request, a weekly collateral report setting forth Borrowers' calculation of the Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein as of the last Business Day of the immediately preceding week as to the Accounts and Eligible Cash Collateral and as of the last day of the preceding month as to Inventory, duly completed, together with all schedules required pursuant to the terms of the weekly collateral report (including a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding week) and on a monthly (but in no event later than the fifth (5th) Business Day of the end of the immediately preceding month) or more frequently at Borrowers' option or as Lender may request, a Borrowing Base Certificate setting forth Borrowers' calculation of the Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein as of the last Business Day of the immediately preceding month based on the detailed aged account receivable trial balance of Borrowers as to the Accounts and based on the month end perpetual inventory records of Borrowers as to the Inventory, duly completed and executed by the chief financial officer of Central or other appropriate financial officer of Central acceptable to Lender; provided, that, without limiting any other rights of Lender, upon Lender's request, Borrowers shall provide Lender on a daily basis with a schedule of Accounts, collections received and credits issued and on a weekly basis with an inventory report in the event that at any time either:
(A) an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (B) Borrowers shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (C) upon Lender's good faith belief, any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading, or (D) the sum of the amount of the cash and Cash Equivalents of CSC Finance and CSC Investment which are free and clear of any pledge, lien, security interest, claim or other encumbrance and are available to CSC Finance and CSC Investment without condition of restriction, plus the amount of the Excess Availability as determined by Lender, shall be less than $4,745,000 for any three (3) consecutive day period prior to October 31, 1998 and $7,500,000 for any three (3) consecutive day period on and after November 1, 1998 or (E) the Excess Availability shall be less than $2,500,000;

                  (ii) on a monthly basis or more frequently as Lender may request, (A) perpetual inventory reports, (B) inventory reports by category, (C) agings of accounts payable, (D) agings of accounts receivable, (E) a list of any chattel paper or instruments payable to any Borrower or Guarantor received in the immediately preceding month, (F) evidence of the cash and Cash Equivalents of Borrowers, CSC Finance and CSC Investment, and (G) a report of named coverage changes under any international credit insurance policy maintained by Borrowers from the last day of the immediately preceding month;

                  (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittances advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery of documents for Inventory and Equipment acquired by Borrower;

                  (iv) such other reports as to the Collateral as Lender shall request from time to time.

         (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Revolving Loans and Letter of Credit Accommodations available to Borrowers as set forth in any Borrowing Base Certificate and as determined by Lender, the determination of Lender shall govern and be conclusive and binding upon Borrowers unless a specific objection is made by Central thereto within thirty
(30) days. Without limiting the foregoing, Borrowers shall furnish to Lender any information which Lender may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate. If any Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred.

         7.2 Accounts Covenants.

         (a) Each Borrower shall notify Lender promptly of: (i) any material delay in such Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof in any case involving amounts in excess of $25,000 in respect of any individual sale transaction with any one account debtor giving rise to an Account, or in excess of $100,000 in the aggregate in respect of any series of sales transactions with any one account debtor giving rise to Accounts, (ii) all material adverse information relating to the financial condition of any material account debtor and (iii) any event or circumstance which, to such Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

         (b) Each Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a Value in excess of $100,000 or any returns of Inventory by account debtors if the Inventory so returned in such cases has a Value in the aggregate in excess of $500,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account from the date of such return. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, such Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

         (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender to the extent required pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

         (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender at any time on or after an Event of Default and in the name of a nominee of Lender or such other person as is acceptable to Borrowers and Lender at any time prior to an Event of Default, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments with a face amount in excess of $75,000, or upon Lender's request, or on and after an Event of Default and for so long as the same is continuing, any chattel paper and instruments (regardless of the face amount), which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree in writing.

         (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, each Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default exists or has occurred, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower to repurchase such Inventory except for the rights of return given to customers of such Borrower in the ordinary course of the business of such Borrower in accordance with current practices as of the date hereof; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) each Borrower shall not acquire or accept any Inventory on consignment or approval except to the extent such Inventory is specifically identified by such Borrower to Lender in any report with respect to Inventory provided by Borrower to Lender and is not included as Eligible Inventory in any Borrowing Base Certificate or otherwise.

         7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, each Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment and Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender addressed to Lender and on which Lender is expressly permitted to rely; (b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' businesses and not for personal, family, household or farming use; (e) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment.

         7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred
(i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to

(i) take control in any manner of any item of payment or proceeds thereof deposited or received for credit to the Blocked Accounts (subject to Section 6.3(a) hereof) or constituting part of the Collateral or otherwise received by Lender, (ii) have access to any lockbox or postal box into which any Borrower's customers remittances are sent and the contents thereof (subject to Section 6.3(a) hereof), (iii) endorse any Borrower's name upon any items of payment or proceeds thereof deposited or received for credit to the Blocked Accounts (subject to Section 6.3(a) hereof) or constituting part of the Collateral or otherwise received by Lender and transfer the same to, or deposit the same in the account of Lender for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. If Lender, in its good faith judgment, deems it necessary to preserve, protect, insure or maintain the Collateral or the rights of Lender with respect thereto or the rights and remedies of Lender under this Agreement and the other Financing Agreements, Lender may, at its option after not less than three (3) days prior notice to Central, (a) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (b) pay any amount, incur any expense or perform any act which, in Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto, provided, that, such three (3) days prior notice shall not be required in the event that, under the circumstances at such time, in the good faith determination of Lender, it is necessary or desirable for Lender to take any such action earlier in order to preserve or protect any of the Collateral, its value or the rights and interests of Lender therein. Lender may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers (subject to Section 9.17 hereof), (a) Lender or its designee shall have complete access to all premises of Borrowers and Guarantors during normal business hours and after reasonable notice to Central, or at any time and without notice to Central if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Borrower's or Guarantor's books and records, including, without limitation, the Records, and (b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of each Borrower's or Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 8. REPRESENTATIONS AND WARRANTIES
           ------------------------------

         Borrowers and Guarantors hereby jointly and severally represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations by Lender to Borrowers:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's and Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable in accordance with their respective terms. Borrowers and Guarantors do not have any Subsidiaries except as set forth on the Information Certificate.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers and Guarantors which have been or may hereafter be delivered by Borrowers or Guarantors to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein, (subject, in the case of interim financial statements, to the absence of footnotes and year-end adjustments). Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Lender prior to the date of this Agreement (including the financial statements of CSC as of July 31, 1998 and the September 15, 1998 draft of the Form 10Q of CSC for the quarter ended July 31, 1998), there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers or Guarantors, since the date of the most recent audited financial statements furnished by Borrowers or Guarantors to Lender prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and Guarantor and each Subsidiary of any Borrower or Guarantor and each Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower and Guarantor and Subsidiary to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of each Borrower's knowledge, the holders of any mortgages on such locations.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner, all tax returns (or all extensions with respect thereto), reports and declarations which are required to be filed by it where the failure to file would have a Material Adverse Effect. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor, and each Subsidiary of any Borrower or Guarantor, has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against or affecting Borrowers, Guarantors, their assets or businesses and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower or Guarantor would have a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws. Each Borrower and Guarantor is not in default in any respect under, or in violation of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, where such default or violation would have a Material Adverse Effect. Each Borrower and Guarantor is in compliance in all respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority, where the failure to so comply would have a Material Adverse Effect.

         8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor, or any Subsidiary of any Borrower or Guarantor, maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrowers, Guarantors, or any Subsidiary to establish new accounts in accordance with Section 9.13 hereof.

         8.9 Environmental Compliance.

         (a) Except as set forth on Schedule 8.9 hereto, each Borrower and Guarantor has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, and the operations of each Borrower and Guarantor comply in all respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

         (b) Except as set forth on Schedule 8.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending, or to the best of each Borrower's and Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor nor has there been any release, spill or discharge, overtly threatened or actual, of any Hazardous Material on any properties of any Borrower, or to the best of each of Borrower's and Guarantor's knowledge, releases, spills or discharges from any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials which would have a Material Adverse Effect.

         (c) Except as set forth on Schedule 8.9 hereto, each Borrower and Guarantor has no liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

         (d) Each Borrower and Guarantor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower and Guarantor under any Environmental Law, in each case where the failure to obtain or file any such licenses, permits, certificates, approvals or similar authorizations would have a Material Adverse Effect. All of such licenses, permits, certificates, approvals or similar authorizations of each Borrower and Guarantor are valid and in full force and effect.

         8.10 Employee Benefits.

         (a) Each Borrower and Guarantor has not engaged in any transaction in connection with which such Borrower and Guarantor or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

         (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by any Borrower or Guarantor to be incurred with respect to any employee benefit plan of such Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee benefit plan of any Borrower or Guarantor or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

         (c) Full payment has been made of all amounts which each Borrower, Guarantor or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

         (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by each Borrower and Guarantor that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(d) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

         (e) Neither any Borrower nor Guarantor nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA except for the multiemployer plan for employees at the sprinkler plant of Central in Lansdale, Pennsylvania maintained by the International Association of Machinists.

         8.11 Interrelated Businesses. CSC is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of Central and CSC Finance. Central is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of CPVC and Castings. CSC Finance is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of CSC Investment. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers and Guarantors render services to or for the benefit of the other Borrowers and Guarantors, make loans and advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including inter alia, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers and Guarantors have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise.

         8.12 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the businesses, assets or prospects of any Borrower or Guarantor, which has not been fully and accurately disclosed to Lender in writing.

         8.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS
           ----------------------------------

         9.1 Maintenance of Existence. Each Borrower and Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Each Borrower and Guarantor shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower or Guarantor shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower or Guarantor as soon as it is available.

         9.2 New Collateral Locations. Each Borrower and Guarantor may open any new location within the United States so long as such Borrower or Guarantor (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location; except, that Borrowers and Guarantors shall not be required to give such prior written notice to Lender of a new location of Borrowers or Guarantors, provided, that, each of the following conditions is satisfied: (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (ii) the total amount of Inventory located at all such new locations shall not exceed $100,000 in the aggregate (provided, that, if Borrowers have provided evidence to Lender that such new location is in a jurisdiction in which the security interest or lien of Lender is perfected, the amount of Inventory at such location shall not be considered for purposes of such limit), and (iii) Borrowers and Guarantors shall include such new locations in the next monthly report of locations to be provided by Borrowers and Guarantors to Lender in accordance with and to the extent required under Section
9.6 hereof, and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

         9.3 Compliance with Laws, Regulations, Etc.

         (a) Each Borrower or Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including ERISA, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, where the failure to so comply would have a Material Adverse Effect.

         (b) Each Borrower or Guarantor shall, and shall cause any Subsidiary to, establish and maintain, at its expense, a system to assure and monitor its continued compliance in all material respects with all Environmental Laws in all of its operations. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, take appropriate action in a timely manner to respond to any material non-compliance with any Environmental Laws. Borrowers shall report within a reasonable time to Lender on such response taken by any Borrower or Guarantor pursuant to the preceding sentence.

         (c) Each Borrower and Guarantor shall give both oral and written notice to Lender immediately upon such Borrower's or Guarantor's receipt of any notice of, or it otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material where the occurrence of such event would have a Material Adverse Effect or (ii) any formal investigation, proceeding, complaint, order, directive, claims, citation or notice from any Person with respect to: (A) non-compliance with or violation of any Environmental Law by such Borrower or Guarantor, (B) the release, spill or discharge, threatened or actual, of a reportable quantity of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials not in compliance with all Environmental Laws where such failure to so comply would have a Material Adverse Effect or (D) any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor transported, stored or disposed of any Hazardous Materials in any way that has or would have a Material Adverse Effect.

         (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance with any Environmental Law, each Borrower and Guarantor shall, at Lender's request and at the expense of such Borrower and Guarantor,
(i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or the response thereto or the estimated costs thereof, shall change in any material respect.

         (e) Each Borrower and Guarantor shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of such Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans.

         (f) All indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and shall cause any Subsidiary to, discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary and with respect to which adequate reserves have been set aside on its books. Borrowers and Guarantors shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans; provided, that, nothing contained herein shall be construed to require Borrowers or Guarantors to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance.

         (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers and Guarantors. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage (except for cancellation as a result of the failure to pay premiums, in which case at least such policies shall provide for ten (10) days prior written notice) and that Lender may act as attorney for Borrowers and Guarantors in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or Guarantor or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations, except that notwithstanding anything to the contrary contained herein, if any of the Equipment or any portion of any building, structure or improvement on the Real Property of a Borrower is lost, physically damaged or destroyed, upon the written request of Central, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this Section 9.5 to Central as a result of such loss, damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment or building, structure or improvement, provided, that, all of the following conditions are satisfied: (i) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) the amount of the insurance proceeds are sufficient, in Lender's determination, to effect such repair, refurbishing or replacement in a satisfactory manner, (iii) such proceeds shall be used first to repair, refurbish or replace the Collateral so lost, damaged or destroyed (free and clear of any security interests, liens, claims or encumbrances), (iv) the insurance carrier shall have waived any right of subrogation against Borrower and Guarantors under its policy, (v) the casualty resulted in a payment of $250,000 in insurance proceeds or less, (vi) such repair, refurbishing or replacement shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, and (vii) the repair, refurbishing or replacement to which the proceeds are applied shall cause the Equipment, building, structure or improvement so lost, damaged, destroyed to be of at least equal value and substantially the same character as prior to such loss, damage or destruction.

         9.6 Financial Statements and Other Information.

         (a) Each Borrower and Guarantor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers, Guarantors and their Subsidiaries (if any) in accordance with GAAP and Borrowers and Guarantors shall furnish or cause to be furnished to Lender: (i) within thirty-five (35) days after the end of each fiscal month (other than a month which is at the end of a fiscal quarter or fiscal year of CSC, in which case within sixty (60) days after the end thereof), monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss and statements of cash flows), and unaudited consolidating financial statements (including in each case balance sheets and statements of income and loss), all in reasonable detail, fairly presenting the financial position and the results of the operations of Central and its Subsidiaries as of the end of and through such fiscal month (subject to lack of footnotes and year-end adjustments) and
(ii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Central and its Subsidiaries (including in each case balance sheets, statements of income and loss statements of cash flows and statements of shareholders' equity) and the unaudited consolidating financial statements used to prepare such audited financial statements (including in each case balance sheets and statements of income and loss), and as to the consolidated financial statements the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Central and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Central and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Central and its Subsidiaries as of the end of and for the fiscal year then ended.

         (b) Borrowers and Guarantors shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

         (d) Borrowers shall promptly notify Lender in writing in the event that at any time after the delivery of a Borrowing Base Certificate by Borrowers to Lender but prior to the delivery of the next Borrowing Base Certificate to be delivered by Borrowers to Lender in accordance with the terms hereof: (i) the amount of Revolving Loans and Letter of Credit Accommodations available to Borrower pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans and Letter of Credit Accommodations) is less than eighty (80%) percent of the amount of Revolving Loans and Letter of Credit Accommodations available to Borrowers pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans and Letter of Credit Accommodations) as set forth in the most recent Borrowing Base Certificate previously delivered by Borrower to Lender pursuant to Section 7.1 hereof, (ii) the Revolving Loans made by Lender to Borrower and/or Letter of Credit Accommodations outstanding at such time exceed the amount of the Revolving Loans and Letter of Credit Accommodations then available to Borrower under the terms hereof as a result of any decrease in the amount of Revolving Loans and Letter of Credit Accommodations then available and the amount of such excess, or (iii) the sum of the amount of the cash and Cash Equivalents of CSC Finance and CSC Investment which are free and clear of any pledge, lien, security interest, claim or other encumbrance and are available to CSC Finance and CSC Investment without condition or restriction, plus the amount of the Excess Availability shall be less than $4,745,000 for any three (3) consecutive day period prior to October 31, 1998 and $7,500,000 for any three (3) consecutive day period on and after November 1, 1998 or (iv) the Excess Availability shall be less than $2,500,000.

         (e) Borrowers and Guarantors shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantors as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantors to any court or other government agency or to any Participant or assignee or prospective Participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers or Guarantors and any management letters prepared by such accountants or auditors on behalf of Borrowers or Guarantors. Each Borrower and Guarantor hereby authorizes and directs (and CSC shall cause CSC Investment and CSC Finance to authorize and direct) any depository bank or other financial institution at which any cash or Cash Equivalents of Borrowers or Guarantors constituting Eligible Cash Collateral are maintained (and any cash or Cash Equivalents of CSC Investment and CSC Finance are maintained) to provide directly to Lender such information with respect to the accounts in which such cash or Cash Equivalents are held and with respect to the cash or Cash Equivalents therein as Lender may request and Borrowers and Guarantors shall (and CSC shall cause CSC Investment and CSC Finance to) so notify such banks or other financial institutions promptly upon Lender's request. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Central to Lender in writing.

         (f) Without limiting the rights of Lender under any other provisions of this Agreement, as soon as available, but in any event not later than ten (10) days after the end of each calendar month, Borrowers and Guarantors shall deliver to Lender, in form and substance satisfactory to Lender, in each case certified by the chief financial officer of Central as true and correct: (i) a statement confirming the payment of rent and other amounts due to owners and lessors of Real Property used by Borrowers and Guarantors in the immediately preceding month, subject to year-end or periodic adjustments, and (ii) the addresses of all locations of Borrowers and Guarantors opened and existing locations closed or sold, in each case since the date of the most recent certificate delivered to Lender containing the information required under this subsection (ii), or if no such certificate has been delivered, then since the date hereof, other than locations at which less than $25,000 of Inventory is located so long as the aggregate amount of Inventory at all of such locations does not exceed $100,000 and (iii) a report of the outstanding principal amount of indebtedness incurred by Borrowers or Guarantors permitted under Section 9.9(k), together with such other information with respect thereto as Lender may request.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower and Guarantor shall not, directly or indirectly, and shall not permit any Subsidiary to, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except, that, any Borrower or Guarantors may merge with and into or consolidate with any of other Borrower or Guarantor, provided, that, each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than five (5) days prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Lender may request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) the surviving entity shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance satisfactory to Lender, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, (v) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have an Adjusted Tangible Net Worth (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Adjusted Tangible Net Worth of each of the entities involved in such merger immediately prior to such transaction or series of transactions, and (vi) each Guarantor shall ratify and confirm that its guarantees of the Obligations shall apply to the Obligations as assumed by such surviving entity; or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business, (ii) the remarketing of the Huntsville Bonds in accordance with Section 9.16 hereof,
(iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the businesses of Borrower so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Borrower (provided, that, either simultaneously with or prior to such sale, Borrower may replace such Equipment with other Equipment of equal or greater utility and value prior to such Equipment becoming worn out or obsolete or no longer used in the business of Borrower and free from any lien, security interest or other encumbrance of any other person in which case the sale of such Equipment shall not be included in the dollar limit provided for in this clause
(B)), (iv) the issuance and sale of Capital Stock of CSC consisting of common stock pursuant to the existing stock option plans of CSC as in effect on the date hereof and (v) the issuance and sale of Capital Stock of CSC consisting of common stock (provided, that, the terms of such issuance and sale shall not include any restrictions or limitations with respect to any Borrower or Guarantor) or (c) form or acquire any Subsidiaries; or (d) wind up, liquidate or dissolve; or (e) agree to do any of the foregoing.

         9.8 Encumbrances. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

         (a) liens and security interests of Lender;

         (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

         (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Guarantor's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which (A) are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (B) are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, in each case under clause (i) or (ii) above prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

               (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of any Borrower or Guarantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

         (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers or Guarantors other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

         (f) the mortgage and lien upon, and security interest in, the Real Property of Castings located in Anniston, Alabama and the other assets of Castings (as in effect on the date hereof) described on Schedule 9.8(f) hereof pursuant to the First Union Letter of Credit Documents (as in effect on the date hereof) to secure the contingent reimbursement obligations of Castings to First Union National Bank pursuant to such agreements to the extent permitted under
Section 9.9 hereof;

         (g) the pledge or deposit by Central of funds to be held in the Omega trust account established in connection with any settlement of the CPSC Action and the Omega Litigation, provided, that, (i) Borrowers shall give written notice to Lender of the establishment of such account and such information with respect thereto as Lender may request, and (ii) Lender shall receive monthly reports of all amounts paid into such account and all other amounts paid in respect of and in accordance with the terms of any settlement of the CPSC Action and the Omega Litigation;

         (h) the security interests in and liens upon the assets of Borrowers consisting of Accounts and Inventory arising after the date hereof in favor of First Union National Bank to secure the indebtedness of Castings to First Union National Bank arising under the Swap Agreement, as in effect on the date hereof, provided, that, (i) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, as duly authorized, executed and delivered by the parties thereto, (ii) the security interests and liens on the assets of Borrowers in favor of First Union National Bank to secure such indebtedness shall be junior and subordinate to the security interests and liens of Lender on such assets on terms and conditions acceptable to Lender, and (iii) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor agreement between Lender and First Union National Bank, as acknowledged and agreed to by Borrowers, duly authorized, executed and delivered by First Union National Bank and Borrowers, providing for, inter alia, the parties' relative rights and priorities with respect to the assets of Borrowers; and

         (i) the security interests and liens set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

         (a) the Obligations;

         (b) trade obligations in the ordinary course of business to be paid by such Borrower or Guarantor in accordance with its customary practices and normal accruals in the ordinary course of business not yet due and payable, or in either case as to such trade obligations or normal accruals with respect to which such Borrower or Guarantor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower or Guarantor and with respect to which adequate reserves have been set aside on its books;

         (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

         (d) indebtedness of Castings evidenced by or arising under the Lease Agreement, dated as of November 1, 1995, between the Calhoun County Economic Development Council, as lessor, and Castings, as lessee, with respect to the Real Property and certain Equipment of Castings in Anniston, Alabama as in effect on the date hereof; provided, that:

                  (i) the aggregate amount required to be paid by Castings pursuant to such Lease Agreement shall not exceed the currently outstanding principal amount of the Calhoun County Bonds (plus an amount equal to three (3) months interests thereon) as of the date hereof which is $2,753,437.50, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Calhoun County Bonds as in effect on the date hereof,

                  (ii) such indebtedness is not secured by any assets or properties of any Borrower or Guarantor, provided, that, the rights of Castings to the possession of the Real Property in Anniston, Alabama and certain of the fixtures and equipment located thereon which are leased by Castings pursuant to such Lease Agreement are subject to the rights of the Calhoun County Economic Development Council and the Calhoun County Bond Trustee (as assignee of the Calhoun County Economic Development Council) to take possession thereof under the terms of such Lease Agreement in the event the Calhoun County Bond Trustee does not receive payments in respect of the Calhoun County Bonds under the Calhoun County Bond Letter of Credit,

                  (iii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such indebtedness, except, that, Castings may make regularly scheduled payments of rent when due in accordance with the terms of such Lease Agreement as in effect on the date hereof,

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any of the Calhoun County Bond Agreements, except that Castings may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                  (v) Borrowers and Guarantors shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

         (e) indebtedness of Castings evidenced by or arising under the Alabama State Bond Agreements as in effect on the date hereof; provided, that:

                  (i) the principal amount of such indebtedness (plus the amount equal to three (3) months interest thereon) shall not exceed $7,335,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Alabama State Bonds as in effect on the date hereof,

                  (ii) such indebtedness is not secured by any assets or properties of any Borrower or Guarantor,

                  (iii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such indebtedness, except, that, Castings may make payments of principal or interest when due in accordance with the terms of the Alabama State Bond Agreements as in effect on the date hereof,

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any of the Alabama State Bond Agreements, except that Castings may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                  (v) Borrowers and Guarantors shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

         (f) indebtedness of CPVC evidenced by or arising under the Lease Agreement, dated as of December 1, 1997, between the Industrial Development Board of the City of Huntsville, Alabama, as lessor, and CPVC, as lessee, with respect to the Real Property and certain Equipment of CPVC in Madison, Alabama as in effect on the date hereof; provided, that:

                  (i) the aggregate amount required to be paid by CPVC pursuant to such Lease Agreement shall not exceed the currently outstanding principal amount of the Huntsville Bonds as of the date hereof which is $7,500,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Huntsville Bonds as in effect on the date hereof,

                  (ii) such indebtedness is not secured by any assets or properties of any Borrower or Guarantor; provided, that, the rights of CPVC to possession of the Real Property in Madison, Alabama and certain of the fixtures and equipment located thereon, which are leased by CPVC pursuant to such Lease Agreement are subject to the rights of the Huntsville Bondholder to take possession thereof under the terms of such Lease Agreement;

                  (iii) Borrowers and Guarantors shall not, directly or indirectly, make any payments in respect of such indebtedness, except, that, CPVC may make regularly scheduled payments of rent when due in accordance with the terms such Lease Agreement as in effect on the date hereof,

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any of the Huntsville Bond Agreements, except that CPVC may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                  (v) Borrowers and Guarantors shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

         (g) the contingent reimbursement obligations of Castings to First Union National Bank (as successor by merger to First Fidelity Bank, National Association) in respect of the Calhoun County Bond Letter of Credit and the Alabama State Bond Letter of Credit pursuant to the First Union Letter of Credit Documents (as in effect on the date hereof), provided, that, (i) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness, the Letters of Credit, the First Union Reimbursement Agreement or any of the other First Union Letter of Credit Agreements, except as otherwise required by Lender pursuant to the letter agreement, dated of even date herewith, by and among Borrowers, Guarantors and Lender with respect to the execution and delivery by Castings of a mortgage in favor of Lender with respect to Real Property and Equipment of Castings located in Anniston, Alabama or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such indebtedness, either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

         (h) unsecured indebtedness of a Borrower to another Borrower or Guarantor pursuant to intercompany loans permitted under Section 9.10 hereof;

         (i) unsecured indebtedness of Central to CSC Finance evidenced by the Demand Note, dated December 21, 1994, issued by Central payable to CSC Finance, provided, that,

                  (i) the principal amount of such indebtedness shall not exceed $11,750,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in the Demand Note as in effect on the date hereof,

                  (ii) such indebtedness of Central is subject and subordinate in right of payment to the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations,

                  (iii) Central shall not, directly or indirectly, make, or be required to make, any payments in respect of such indebtedness, except, that, Central may make payments of principal or interest when due in accordance with the terms of the Demand Note as in effect on the date hereof, provided, that, each of the following conditions is satisfied as determined by Lender: (A) as of the date of any such payment and after giving effect thereto, the Excess Availability of Borrowers for each of the immediately preceding thirty (30) consecutive days shall have been not less than $2,500,000, (B) as of the date of any such payment and after giving effect thereto, the Excess Availability of Borrowers shall be not less than $2,500,000, (C) the Consolidated Net Income of Central in the fiscal quarter ending immediately prior to the date of any such payment shall be not less than $500,000, (D) as of the date of any such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and (E) in no event shall the aggregate amount of all such payments in any fiscal year of Central, together with the aggregate amount of all payments by Central to CSC Finance in respect of royalties or otherwise under the Trademark License Agreement between Central and CSC Finance in such fiscal year, exceed $2,000,000 in the aggregate;

                  (iv) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, except that Central may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such indebtedness other than pursuant to payments thereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                  (v) Borrowers and Guarantors shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by any of them or on its or their behalf, promptly after receipt thereof, or sent by any of them or on its or their behalf, concurrently with the sending thereof, as the case may be;

         (j) indebtedness of Borrowers under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual arrangements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, (i) such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $100,000,000 and are not for speculative purposes and (ii) such indebtedness shall be unsecured, except that such indebtedness of Castings to First Union arising pursuant to the Swap Agreement as in effect on the date hereof may be secured to the extent permitted under Section 9.8(h) above;

         (k) unsecured indebtedness of any Borrower or Guarantor for borrowed money arising after the date hereof; provided, that, as to each and all of such indebtedness: (i) such indebtedness shall be included in the next monthly report to be delivered to Lender pursuant to Section 9.6(f) after the date such indebtedness is incurred, (ii) upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) such indebtedness shall be incurred by such Borrower or Guarantor at commercially reasonable rates and terms in a bona fide arms' length transaction, (iv) such indebtedness shall not at any time include terms and conditions which in any manner adversely affect Lender or any rights of Lender as determined in good faith by Lender and confirmed by Lender to Central in writing or which are more restrictive or burdensome than the terms or conditions of any other indebtedness of such Borrower or Guarantor as in effect on the date hereof (other than the Obligations), (v) as of the date such indebtedness is incurred and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (vi) the aggregate amount of such indebtedness shall not exceed $6,000,000, (vii) such indebtedness is at all times unsecured, and (viii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower and Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

         (l) the indebtedness set forth on Schedule 9.9 hereof; provided, that,
(i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower or Guarantor or on its or their behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its or their behalf, concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:

         (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

         (b) investments in Cash Equivalents, provided, that, as to any of the foregoing, unless waived in writing by Lender, each Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments;

         (c) loans or capital contributions by a Borrower or Guarantor to another Borrower after the date hereof; provided, that, as to any such loans or capital contributions, (i) as of the date of any such loan or capital contribution and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing and (ii) in the case of loans, the indebtedness of a Borrower arising pursuant to such loans by another Borrower or Guarantor shall not be evidenced by any promissory note or other instrument, unless the original of such note is promptly delivered to Lender upon the issuance thereof, duly indorsed and assigned to Lender by the Borrower or Guarantor who has made such loan;

         (d) loans or advances by a Borrower or Guarantor to any of its employees, after the date hereof, not to exceed the principal amount of $500,000 in the aggregate at any time outstanding in the ordinary course of such Borrower's or Guarantor's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower or Guarantor; provided, that, (i) the indebtedness of any such employee to such Borrower or Guarantor arising pursuant to such loan is not, and shall not be, evidenced by any promissory note or other instrument, unless the original of such note or instrument is promptly delivered to Lender upon the issuance thereof, duly indorsed and assigned by such Borrower or Guarantor to Lender, and (ii) as of the date of any such loan and after giving effect thereto, no Event of Default shall exist or have occurred;

         (e) the loan by CSC Finance to Central in the amount of $11,750,000 giving rise to the indebtedness permitted under Section 9.9(i) hereof;

         (f) the guarantees by CSC and Central in favor of First Union National Bank of the reimbursement obligations of Castings under the First Union Letter of Credit Documents permitted under Section 9.9 hereof as set forth in the Guaranty and Suretyship Agreements, dated as of November 1, 1995, by each of CSC and Central in favor of First Union National Bank as in effect on the date hereof, provided, that, as to such guarantees, (i) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such guarantees or any agreement, document or instrument related thereto, or
(B) redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

         (g) the guarantees by CSC, Central, Castings and CPVC in favor of Huntsville Bondholder of the obligations of the Industrial Development Board of the City of Huntsville, Alabama evidenced by the Huntsville Bonds and the obligations of CPVC pursuant to the Lease Agreement, dated as of December 1, 1997, between the Industrial Development Board of the City of Huntsville, as lessor, and CPVC, as lessee, with respect to the Real Property and certain Equipment of CPVC located in Madison, Alabama as set forth in the Guaranty Agreement, dated as of December 1, 1997, by CSC, Central, Castings and CPVC in favor of the Huntsville Bondholder as in effect on the date hereof, provided, that, as to such guarantees, (i) Borrowers and such Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such guarantees or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

         (h) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) such Borrower or Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, declare or pay any dividends on account of any class of Capital Stock of such Borrower, Guarantor or Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that any Subsidiary of a Borrower may declare and pay dividends to such Borrower.

         9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

         (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with any Borrower or Guarantor, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person and (ii) the payments by Central to CSC Finance of royalties for the licensing of certain trademarks by CSC Finance to Central and its Subsidiaries, provided, that, Central shall not make and shall not be required to make any such payments, unless each of following conditions is satisfied as determined by Lender: (A) as of the date of any such payment and after giving effect thereto, the Excess Availability of Borrowers for each of the immediately preceding thirty (30) consecutive days shall have been not less than $2,500,000, (B) as of the date of any such payment and after giving effect thereto, the Excess Availability of Borrowers shall be not less than $2,500,000, (C) as of the date of any such payment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (D) the Consolidated Net Income of Central in the fiscal quarter ending immediately prior to the date of any such payment shall be not less than $500,000, and (E) in no event shall the aggregate amount of all such payments in any fiscal year of Central, together with the aggregate amount of all payments by Central to CSC Finance in respect of royalties or otherwise under the Trademark License Agreement between Central and CSC Finance in such fiscal year, exceed $2,000,000 in the aggregate;

         (b) make any payments of management, consulting or other fees for management or similar services, any payments of sales commissions or other fees for marketing goods or services, any payments of taxes under any tax sharing arrangements or any payments of any indebtedness owing to any other Borrower, Guarantor, officer, employee, shareholder, director or other person affiliated with any Borrower or Guarantor except (i) reasonable compensation to officers, employees and directors for services rendered to Borrowers and Guarantors in the ordinary course of business, (ii) payments by any Borrower to the other Borrowers with respect to intercompany loans permitted hereunder, (iii) payments by Central to CSC Finance in respect of indebtedness of Central to CSC Finance permitted under Section 9.9(i) hereof, to the extent such payments are permitted under such Section, (iv) payment of management fees by Borrowers to CSC not to exceed $500,000 in any fiscal year, provided, that, no payment thereof shall be made at any time an Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (v) payments by Borrowers and Guarantors to each other or to CSC for actual and necessary reasonable out-of-pocket administrative and operating expenses of CSC for the businesses of Borrowers and Guarantors as presently conducted in the ordinary course of business, and for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by CSC on behalf of Borrowers in the ordinary course of their respective businesses or as the same may be directly attributable to Borrowers; provided, that, (A) CSC shall not conduct any business except to hold the Capital Stock of Central, CSC Finance and Spraysafe Automatic Sprinklers Limited and any activities incidental thereto or to participate in the management of the businesses of Borrowers consistent with current practices as of the date hereof and (B) CSC shall not own or hold any assets or properties, except for the Capital Stock of Central, CSC Finance and Spraysafe Automatic Sprinklers Limited that it owns and holds as of the date hereof and other assets necessary to the conduct of its business as described above, (vi) payments by Borrowers to CSC pursuant to the tax sharing arrangements among Borrowers and CSC (as in effect on the date hereof); provided, that, (A) such Borrower is included in the consolidated Federal income tax return filed by CSC as to which such Borrower is making such payments, (B) the payments in any year shall not exceed the Federal income tax liability that such Borrower would have been liable for if such Borrower were not part of such consolidated federal income tax return filed by CSC, (C) such payments shall be made by such Borrower no earlier than ten (10) days prior to the date on which CSC is required to make its payments to the Internal Revenue Service, and (D) in the event that such Borrower also joins with CSC in filing any combined or consolidated (or similar) State or local income tax returns, then the making of payments to CSC shall be allowed in a manner as similar as possible to that provided herein with respect to Federal income taxes.

         9.13 Additional Bank Accounts. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower, Guarantor or Subsidiary to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender and (c) any trust account established at a bank acceptable to Lender in connection with the settlement of the CPSC Action, after prior written notice to Lender.

         9.14 Compliance with ERISA.

         (a) Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, with respect to any "employee benefit plans" maintained by such Borrower or Guarantor or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject such Borrower or Guarantor or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan,
(iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

         (b) As used in this Section 9.14, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

         9.15 Adjusted Tangible Net Worth. The Adjusted Tangible Net Worth of CSC and its Subsidiaries shall be not less than the amount set forth below at all times during the period indicated:


                       Period                                   Amount
                       ------                                   ------

(i)      From the date hereof through                        $24,000,000
         and including January 31, 1999

(ii)     From February 1, 1999 through                       $26,000,000
         and including October 31, 1999

(iii)    From November 1, 1999 through                       $28,000,000
         and including April 30, 2000

(iv)     From May 1, 2000 through and                        $30,000,000
         including October 31, 2000

(v)      From November 1, 2000 and at                        $32,000,000
         all times thereafter


         9.16 Remarketing of Huntsville Bonds. CPVC shall enter into a legally binding written commitment with a person who is not an Affiliate to purchase the Huntsville Bonds on or before November 15, 1998 and the closing of such purchase and sale of the Huntsville Bonds shall occur by no later than December 31, 1998, which commitment and sale shall in each case be on terms and conditions acceptable to Lender.

         9.17 Costs and Expenses. Borrowers and Guarantors shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations and the Supplemental Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and the operations of Borrowers and Guarantors, plus a per diem charge at the rate of $650 per person per day for Lender's examiners in the field and office, provided, that, the maximum amount payable by Borrowers in respect of such per diem charge in any calendar year shall not exceed $25,000, so long as no act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred in any such calendar year; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender and any Participant in connection with any of the foregoing.

         9.18 After Acquired Real Property. If any Borrower hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of such Borrower, upon Lender's request, such Borrower shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first priority lien and mortgage on and security interest in such Real Property, fixtures or other property (subject only to such liens and encumbrances as such Borrower would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

         9.19 Further Assurances. At the request of Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide further Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower and Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES
            ------------------------------

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

         (a) (i) any Borrower or Guarantor fails to pay any of the Obligations within three (3) days after the same becomes due and payable or (ii) any Borrower or Guarantor fails to perform any of the covenants contained in Sections 9.1, 9.2, 9.3, 9.4, 9.6, 9.13, 9.14, 9.15, or 9.16 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of any Borrower or Guarantor of any such covenant or (iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

         (b) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

         (c) any Guarantor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

         (d) any judgment for the payment of money is rendered against any Borrower or Guarantor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor or any of their assets;

         (e) any Borrower or Guarantor dissolves or suspends or discontinues doing business;

         (f) any Borrower or Guarantor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

         (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Borrower or Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

         (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any part of its property; or

         (i) any default by any Borrower or Guarantor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $500,000 (including any of the Calhoun County Bond Agreements, the Alabama State Bond Agreements or the Huntsville Bond Agreements), which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or Guarantor under any contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

         (j) any Change of Control;

         (k) the indictment or threatened indictment of any Borrower or Guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of more than $500,000 of any of the property of such Borrower or Guarantor (provided, that, the foregoing shall not apply to any forfeiture of the existing Inventory of Central consisting of Omega TM fire sprinkler products);

         (l) there shall be a Material Adverse Effect after the date hereof; or

         (m) there shall be an event of default under any of the other Financing Agreements.

         10.2 Remedies.

         (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Guarantors, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrowers or any Guarantor to collect the Obligations without prior recourse to the Collateral.

         (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by

Lender to Borrowers and Guarantors designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required.

         (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Borrower and Guarantor shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

         (d) Without limiting the foregoing, upon the occurrence of an Event of Default, or an act, condition or event which, with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans, Letter of Credit Accommodations or Supplemental Letter of Credit Accommodations to be made by Lender to Borrowers.


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
            ------------------------------------------------------------

         11.1 Confession of Judgment.

         (a) Each Borrower and Guarantor, to the extent permitted by law, and without the further consent of or notice to any Borrower or Guarantor, hereby irrevocably and unconditionally authorizes the Prothonotary, Clerk of Court, or any attorney of any court of record in the Commonwealth of Pennsylvania, or any other jurisdiction, as attorney for such Borrower or Guarantor to appear for such Borrower or Guarantor in such court and confess judgment against such Borrower or Guarantor and in favor of Lender, at any time on or after an Event of Default exists or has occurred, for all or any portion of the Obligations (including, but not limited to, principal, interest, fees, reasonable costs and expenses and including attorneys' fees and legal expenses not to exceed five (5%) percent of the outstanding and unpaid Obligations), for which this Agreement or a verified copy hereof shall be sufficient warrant. The authority to enter judgment shall not be exhausted by one exercise hereof, but, to the extent permitted by law, shall continue from time to time until final payment and satisfaction in full of all of the Obligations. The foregoing right and remedy is in addition to and not in lieu of any other right or remedy available to Lender under this Agreement, the other Financing Agreements, applicable law or otherwise.

         (b) Each Borrower and Guarantor, being fully aware of its right to notice and a hearing concerning the validity of any and all claims that may be asserted against such Borrower or Guarantor by Lender before a judgment can be entered hereunder or before execution may be levied on such judgment against any and all property of such Borrower or Guarantor, hereby waives each of these rights and agrees and consents to judgment being entered by confession in accordance with the terms hereof and execution being levied on such judgment against any and all property of such Borrower or Guarantor, in each case without first giving notice and the opportunity to be heard on the validity of the claim or claims upon which such judgment is entered.

         11.2 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

         (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgages to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

         (b) Borrowers, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its property).

         (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear and respond to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

         (d) BORROWERS, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         (e) Lender shall not have any liability to Borrowers or Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers or Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.3 Waiver of Notices. Each Borrower or Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices, of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Lender may elect to give shall entitle Borrowers or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.4 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of

Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise. Any waiver in writing signed by a duly authorized officer of Lender of an Event of Default arising under this Agreement or any of the other Financing Agreements shall constitute a waiver of the same Event of Default under any of the other Financing Agreements.

         11.5 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.6 Indemnification. Each Borrower and Guarantor shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel except for any losses, claims, damages, liabilities, costs or expenses resulting from Lender's gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section 11.6. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS
            --------------------------------

         12.1 Term.

         (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on March 31, 2001 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender, in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and Supplemental Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, may, in its discretion, designate in writing to Central for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 1:00 p.m., New York City time.

         (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the continuing security interest of Lender in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Upon the receipt by Lender of payment in full in cash or other immediately available funds of all of the Obligations (which are not contingent) and cash collateral in such amounts and on such terms as Lender shall deem reasonably acceptable for all contingent Obligations, upon Central's request and at the expense of Borrowers, except as otherwise required by applicable law, Lender shall execute and deliver to Central UCC-3 termination statements and such other release documents with respect to the Collateral as may be reasonably requested by Central, in form and substance satisfactory to Lender, to effectuate the termination of the security interests granted by Borrowers to Lender herein and in the other Financing Agreements.

         (c) In the event this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement for any reason, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:



                      Amount                                   Period
                      ------                                   ------

           (i)  2% of the Maximum Credit          From the date hereof to and
                                                  including March 31, 2000.

          (ii)  1% of the Maximum Credit          From April 1, 2000 to and
                                                  including March 30, 2001.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower and Guarantor agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

         (d) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(c) with the proceeds of initial loans and advances by First Union National Bank to Borrowers pursuant to a revolving credit facility provided by First Union National Bank to Borrowers to replace the financing arrangements provided for herein, and as to which Lender shall not be acting on behalf of First Union National Bank, Borrowers shall not be required to pay the early termination fee provided for above.

         (e) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a), if such termination and payments occur within thirty (30) days after the effective date of the sale of all or substantially all of the assets and properties of Lender to a person who is not an affiliate of Lender, First Union National Bank or First Union Corporation and no Event of Default shall exist or have occurred, Borrowers shall not be required to pay the early termination fee provided for above.

         12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers and Guarantors at their chief executive office of Central set forth below or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately after sending and upon confirmation of receipt by facsimile transmission from the addressee; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers and Guarantors may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to any Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein, in which event, the assignee or Participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.5 Participant's Security Interest. If a Participant shall at any time participate with Lender in the Loans or other Obligations, each Borrower and Guarantor hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.


LENDER                                           BORROWERS

CONGRESS FINANCIAL CORPORATION                   CENTRAL SPRINKLER COMPANY

By:   /s/ Josephone Naws                         By: /s/ Albert T. Sobol
   ------------------------------------             ----------------------------

Title: FVP                                       Title: Executive Vice President
      ---------------------------------                 ------------------------

Address:                                         Chief Executive Office:
--------                                         -----------------------

1133 Avenue of the Americas                      451 North Cannon Avenue
New York, New York  10036                        Lansdale, Pennsylvania 19446

                                                 CENTRAL CASTINGS CORPORATION

                                                 By: /s/ Albert T. Sobol
                                                    ----------------------------

                                                 Title: Executive Vice President
                                                       -------------------------

                                                 Chief Executive Office:
                                                 -----------------------

                                                 2660 Old Gadsden Highway
                                                 Anniston, Alabama 36206

                                                 CENTRAL CPVC CORPORATION

                                                 By:  /s/ Albert T. Sobol
                                                    ----------------------------

                                                 Title: Executive Vice President
                                                       -------------------------

                                                 Chief Executive Office:
                                                 -----------------------

                                                 245 Swancott Road
                                                 Madison, Alabama 35750



                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]


                                               CENTRAL SPRINKLER CORPORATION

                                               By: /s/ Albert T. Sobol
                                                  ----------------------------

                                               Title: Executive Vice President
                                                     -------------------------

                                               Chief Executive Office:
                                               -----------------------

                                               451 North Cannon Avenue
                                               Lansdale, Pennsylvania 19446

                                               CENTRAL SPRINKLER EXPORT
                                                 CORPORATION

                                               By: /s/ Albert T. Sobol
                                                  ----------------------------

                                               Title: Executive Vice President
                                                      -------------------------

                                               Chief Executive Office:
                                               -----------------------

                                               451 North Cannon Avenue
                                               Lansdale, Pennsylvania 19446